UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.      )

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☐  Soliciting Material Pursuant to §. 240.14a-12

COMMUNITY HEALTH SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNITY HEALTH SYSTEMS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2011

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Community Health Systems, Inc. will be held on Tuesday, May 17, 2011 at 8:00 a.m. (Eastern Daylight Time) at The St. Regis Hotel, 5th Avenue at 55th Street, New York, New York 10022, to consider and act upon the following matters:

1. To elect five (5) directors;

2. To hold an advisory vote on executive compensation;

3. To hold an advisory vote on the frequency of holding an advisory vote on executive compensation;

4.	To approve the Community Health Systems, Inc. 2009 Stock Option and Award Plan, amended and restated as of March 18, 2011;

5.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The close of business on March 25, 2011, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

By Order of the Board of Directors,

Rachel A. Seifert
Executive Vice President, Secretary and
General Counsel

Franklin, Tennessee
April 8, 2011

ANNUAL MEETING OF STOCKHOLDERS
OF
COMMUNITY HEALTH SYSTEMS, INC.

PROXY STATEMENT

Page

Introduction	1
General Information	5
Members of the Board of Directors	13
Security Ownership of Certain Beneficial Owners and Management	16
Section 16(a) Beneficial Ownership Reporting Compliance	18
Relationships and Certain Transactions between Community Health Systems, Inc. and its Officers, Directors and 5% Beneficial Owners and their Family Members	18
Information About Our Executive Officers	19
Proposal 1 — Election of Directors	21
Proposal 2 — Advisory Vote on Executive Compensation	21
Proposal 3 — Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation	23
Executive Compensation	23
Compensation Discussion and Analysis	23
Summary Compensation Table	38
Grants of Plan-Based Awards	39
Outstanding Equity Awards at Fiscal Year-End	41
Option Exercises and Stock Vested	42
Pension Benefits	42
Non-qualified Deferred Compensation	43
Potential Payments upon Termination or Change in Control	44
Proposal 4 — Approval of the Community Health Systems, Inc, 2009 Stock Option and Award Plan, Amended and Restated as of March 18, 2011	46
Proposal 5 — Ratification of the Appointment of Independent Registered Public Accounting Firm	54
Compensation Committee Report	56
Audit and Compliance Committee Report	57
Miscellaneous	58
Annex A — 2009 Stock Option and Award Plan (as amended and restated March 18, 2011)

ANNUAL MEETING OF STOCKHOLDERS
OF
COMMUNITY HEALTH SYSTEMS, INC.
4000 Meridian Boulevard
Franklin, Tennessee 37067

PROXY STATEMENT
April 8, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON MAY 17, 2011: THIS PROXY STATEMENT, PROXY CARD AND THE 2010 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.CHS.NET.

INTRODUCTION

Solicitation

This Proxy Statement, the accompanying proxy card and the 2010 Annual Report to Stockholders (with Form 10-K for the year ended December 31, 2010) of Community Health Systems, Inc. (the “Company”) are being mailed on or about April 8, 2011. The Board of Directors of the Company (the “Board” or the “Board of Directors”) is soliciting your proxy to vote your shares at the 2011 Annual Meeting of Stockholders (the “Meeting”). The Board is soliciting your proxy to give all stockholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

For simplicity of presentation throughout this Proxy Statement, we refer to employees of our indirect subsidiaries as “employees of the Company,” “our employees” or similar language. Notwithstanding this presentation style, the Company itself does not have any employees. Similarly, the healthcare operations and businesses described in this Proxy Statement are owned and operated and management services provided by distinct and indirect subsidiaries of the Company.

When and where will the meeting be held?

The Meeting will be held on Tuesday, May 17, 2011 at 8:00 a.m. (Eastern Daylight Time) at The St. Regis Hotel, 5th Avenue at 55th Street, New York, New York 10022.

What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the President or the Secretary of the Company the authority to vote your shares in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, and custodial accounts) or in multiple accounts. If your shares are held by a broker, bank, trustee or other nominee (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, bank, trustee or other nominee, and you should return your proxy card or cards to your broker, bank, trustee or other nominee. You should vote on and sign each proxy card you receive.

Voting Information

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Meeting if you owned shares of Common Stock of the Company at the close of business on our record date of Friday, March 25, 2011.

How many shares of Common Stock may vote at the Meeting?

As of March 25, 2011, there were 94,030,221 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Registrar and Transfer Company, the Company’s transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote my shares?

If you are a “stockholder of record”, you can vote your proxy by mailing in the enclosed proxy card.

Please refer to the specific instructions set forth on the enclosed proxy card.

If you hold your shares in “street name”, your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares, which may allow you to use the internet or a toll free telephone number to vote your shares.

Can I vote my shares in person at the Meeting?

If you are a “stockholder of record”, you may vote your shares in person at the Meeting. If you hold your shares in “street name”, you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Meeting.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of each of the five nominees for director: W. Larry Cash, James S. Ely III, John A. Fry, William Norris Jennings, M.D., and H. Mitchell Watson, Jr., with one-year terms expiring at the 2012 annual meeting of stockholders.

Proposal 2 —	FOR the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

Proposal 3 —	FOR the option of once every year as to the frequency with which stockholders are provided an advisory vote on the compensation of our Named Executive Officers.

Proposal 4 —	FOR the approval of the Community Health Systems, Inc. 2009 Stock Option and Award Plan, amended and restated as of March 18, 2011.

Proposal 5 —	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2011.

How would my shares be voted if I do not specify how they should be voted?

If you are a stockholder of record and you sign and return your proxy card without indicating how you want your shares to be voted, the President or Secretary will vote your shares as follows:

•	FOR the election of each of the five nominees for director (Proposal 1).

•	FOR the approval of the compensation of our Named Executive Officers (Proposal 2).

•	FOR the approval of an annual advisory vote on the compensation of our Named Executive Officers (Proposal 3).

•	FOR the approval of the Community Health Systems, Inc. 2009 Stock Option and Award Plan, amended and restated as of March 18, 2011 (Proposal 4).

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2011 (Proposal 5).

•	In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the broker, bank, trust or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (“NYSE”), the broker, bank, trust or other nominee that holds your shares may generally vote on “routine” matters without instructions from you. We expect Proposal 5 (the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011) to be considered a “routine” matter. Accordingly, if your shares are held through a broker, bank, trust or other nominee, that person will have discretion to vote your shares on that matter if you fail to provide instructions.

On the other hand, your broker, bank, trust or other nominee is not entitled to vote your shares on certain “non-routine” matters if it does not receive instructions from you on how to vote. The election of directors (Proposal 1), the approval of named executive officer compensation (Proposal 2), the proposal on the frequency of when we will hold advisory votes on named executive officer compensation (Proposal 3), and the proposal to approve the amended and restated 2009 Stock Option and Award Plan (Proposal 4) will be considered “non-routine” matters. Thus, if you do not give your broker, bank, trust or other nominee specific instructions on how to vote your shares with respect to those proposals, your broker, bank, trust or other nominee will inform the inspectors of election that it does not have the authority to vote on those matters with respect to your shares. This is generally referred to as a “broker non-vote.” A broker non-vote may also occur if your broker, bank, trust or other nominee fails to vote your shares for any reason.

Please note that your broker, bank, trust or other nominee no longer has the discretion to vote shares on your behalf with respect to the election of directors. Therefore, if you hold your shares through a broker, bank, trust or other nominee, please instruct that person regarding how to vote your shares on the election of directors.

How are abstentions and broker non-votes treated?

Abstentions are deemed to be “present” at the Meeting, are counted for quorum purposes and, other than for Proposals 1 and 3, will have the same effect as a vote against the matter. In the case of Proposal 1, an abstention will not be deemed to be a vote cast either for or against any nominee. In the case of Proposal 3, an abstention will not be deemed to be a vote cast either for or against the approval of an annual advisory vote on the compensation of our Named Executive Officers. Broker non-votes, if any, while counted for general quorum purposes, will have no effect on the voting results for any matter other than for Proposal 5. In the case of Proposal 5, a broker non-vote will have the same effect as a vote against the matter.

Can I change my vote after I have mailed my proxy card?

If you are a stockholder of record, you may revoke your proxy by doing one of the following:

•	By sending a written notice of revocation to the Secretary of the Company that must be received prior to the Meeting, stating that you revoke your proxy;

•	By signing a later-dated proxy card and submitting it so that it is received prior to the Meeting in accordance with the instructions included in the proxy card(s); or

•	By attending the Meeting and voting your shares in person before your proxy is exercised at the Meeting.

If you hold your shares in “street name”, your broker/bank/trustee/nominee will provide you with instructions to revoke your proxy.

What vote is required to approve each proposal?

Broker
Discretionary
Proposal	Vote Required	Voting Allowed

Proposal 1 — Election of five directors	Majority of votes cast for the election of that nominee	No

Proposal 2 — Advisory vote on executive compensation	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No

Proposal 3 — Advisory vote on frequency of advisory vote on executive compensation	Plurality of Votes Cast	No

Proposal 4 — Approval of 2009 Stock Option and Award Plan, as amended and restated	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No

Proposal 5 — Ratification of auditors for 2011	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	Yes

With respect to Proposal 1, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal 1, the abstention will not have any effect on the outcome of the vote.

With respect to Proposals 2, 4 and 5, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of Proposals 2, 4 or 5, the abstention will have the same effect as an AGAINST vote.

With respect to Proposal 3, you may vote FOR Every Year, FOR Every Two Years, FOR Every Three Years or ABSTAIN. If you ABSTAIN from voting on Proposal 3, the abstention will not have any effect on the outcome of the vote.

Who will count the votes?

Representatives from Registrar and Transfer Company, our transfer agent, will count the votes and serve as our Inspectors of Election. The Inspectors of Election will be present at the Meeting.

Who pays the cost of proxy solicitation?

The Company pays the costs of soliciting proxies.  The Company has engaged Georgeson Inc. to aid in the solicitation of proxies for a fee of approximately $10,500, plus reasonable expenses. Upon request, the Company will reimburse brokers, banks, trustees or their other nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Company’s Common Stock. In addition, certain of our directors and officers, as well as employees of our management company, will aid in the solicitation of proxies. These individuals will receive no compensation in addition to their regular compensation.

Is this Proxy Statement the only way that proxies are being solicited?

No. As stated above, in addition to mailing these proxy materials, our proxy solicitor, Georgeson Inc., and certain of our directors and officers, as well as employees of our management company, may solicit proxies by telephone, e-mail or personal contact. These directors, officers and employees will not be specifically compensated for doing so.

If you have any further questions about voting your shares or attending the Meeting (including information regarding directions to the Meeting) please call our Executive Vice President, Secretary and General Counsel, Rachel Seifert, at 615-465-7000.

GENERAL INFORMATION

What is the deadline for submitting stockholder proposals for the 2012 annual meeting of stockholders?

If a stockholder seeks to have a proposal included in our Proxy Statement for the 2012 annual meeting pursuant to the rules under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the proposal must be submitted by no later than December 10, 2011. Any stockholder proposal (other than pursuant to the rules under the Exchange Act) or director nomination submitted by a stockholder for consideration at our 2012 annual meeting must be received by the Company in the manner and by the deadline set forth under “How can I submit stockholder proposals or nominations for Directors?” on page 12 of this Proxy Statement. In general, a director nomination submitted in proper form must be received no earlier than January 24, 2012 and no later than February 23, 2012.

How may I contact the non-management members of the Board of Directors?

Julia B. North is the Chair of the Governance and Nominating Committee of the Board of Directors. She and any of the other non-management directors may be contacted by any stockholder or other interested party in the following manner:

c/o Community Health Systems
4000 Meridian Boulevard
Franklin, TN 37067
Attention: Rachel A. Seifert
Corporate Secretary
615-465-7000
Investor_Communications@chs.net

In the alternative, stockholders or other interested parties may communicate with our directors or our corporate compliance officer by accessing the Confidential Disclosure Program established under our Code of Conduct:

Corporate Compliance and Privacy Officer
Community Health Systems
4000 Meridian Boulevard
Franklin, TN 37067
800-495-9510

Generally, all materials that are appropriate director communications will be forwarded to the intended recipient; however, management may simultaneously conduct an investigation of any operational, compliance, or legal matter in accordance with its established policies and procedures. Management reserves the right to reject from this process any material that is harassing, unduly offensive, anonymous or otherwise not credible, or solicits business on behalf of the sender.

How is the Board of Directors organized and how is the independence of the Board of Directors determined?

The role of our Board of Directors is governed by the Bylaws of the Company, and is further guided by our Governance Guidelines (the “Governance Guidelines”). Currently, there are eight (8) members of our Board of Directors.

Our Governance Guidelines include independence standards for those directors who are not also members of management. To determine whether our directors and director nominees are independent, the Board evaluates the relationships of our directors and director nominees, as disclosed to us by them, with the Company and the members of the Company’s management, against the independence standards set forth in our Governance Guidelines. In making its independence determinations, the Board broadly considers all relevant facts and circumstances, including the responses of directors to a questionnaire that solicited information about their relationships. The Board also considers relationships between the Company and other organizations on which our directors or director nominees serve as directors. The Board determined that each of our non-

management directors did not have a direct or an indirect material interest in the applicable relationships set forth in the Governance Guidelines. After such evaluations, our Board of Directors has affirmatively determined that all of the following non-management members of our Board are independent under the Governance Guidelines and the applicable rules of the NYSE and the Securities and Exchange Commission (“SEC”):

John A. Clerico
James S. Ely III
John A. Fry
William Norris Jennings, M.D.
Julia B. North
H. Mitchell Watson, Jr.

Messrs. Wayne Smith and Larry Cash, who are also officers of the Company and employed by a subsidiary of the Company, are not independent.

Do the independent members of the Board of Directors meet in separate sessions?

The independent members of our Board meet periodically in executive sessions, typically at the end of each regularly scheduled Board meeting, and otherwise as needed. The Chair of the appropriate Board committee presides over those sessions at which the principal item to be considered is within the scope of his or her committee. In the absence of a particular committee-related subject matter, the Chair of the Governance and Nominating Committee, currently Ms. North, presides at the executive sessions. During 2010, the independent members of our Board met in executive session nine (9) times, either in conjunction with a Board meeting or a Committee meeting at which the other independent members were present.

What is the leadership structure of the Board of Directors?

As set forth in the Company’s Governance Guidelines, the Board believes that the most effective and appropriate leadership model for the Company is that of a combined Chair of the Board and CEO, balanced by certain practices and policies to assure that the super-majority independence of the Board provides the desired oversight, advice, and balance.

The Board of Directors is responsible for broad corporate policy and the overall performance of the Company. Members of the Board are kept informed of the Company’s business by various documents sent to them before each meeting and oral reports made to them during these meetings by the Company’s Chairman, President and Chief Executive Officer and other corporate executives. They are advised of actions taken by the various committees of the Board of Directors and are invited to, and frequently do, attend all committee meetings. Directors have access to all of the Company’s books, records and reports, and members of management are available at all times to answer their questions.

The Governance and Nominating Committee, which consists entirely of independent directors, periodically examines the Board leadership structure, as well as other governance practices, and also conducts an annual assessment of the Board’s and each committee’s effectiveness. The Governance and Nominating Committee has determined that the present leadership structure continues to be effective and appropriate, as demonstrated in part by the Company’s superior performance relative to its peers, both financially and in the arena of corporate governance.

The Board believes that the substantive duties of the Chair of the Board, including calling and organizing meetings and preparing agendas, are best performed by someone who has day-to-day familiarity with the business issues confronting the Company and an understanding of the specific areas in which management seeks advice and counsel from the Board. Given Mr. Smith’s broad and lengthy leadership experience in the healthcare industry, including 14 years as the President and Chief Executive Officer of the Company, the Board believes that he is especially qualified to serve as both CEO and Chair of the Board. In fact, the independent members of the Board have been selected because of their diverse backgrounds and experience, and not necessarily for their healthcare-specific leadership experience.

As indicated above, the independent members of the Board meet in executive sessions, which are presided over by one of the independent members of the Board. As set out in the Governance Guidelines, the Chair of the appropriate Board committee presides over each session at which the principal item to be considered is within the scope of his or her committee. For routine executive session meetings, the presiding director is the Chair of the Governance and Nominating Committee. Board independence is further achieved through the completely independent composition of the three standing committees: Audit and Compliance, Compensation, and Governance and Nominating, each of which is supported by an appropriate charter and holds executive sessions without management present. Each of the Board’s independent directors serves on one or more of these committees, and thus there is ample opportunity to meet and confer without any member of management present.

The Board has concluded that the structure and practices of the independent members of the Board of Directors assures effective independent oversight, as well as effective independent leadership while maintaining practical efficiency.

How does your Board of Directors Oversee Risk?

Risk management is primarily the responsibility of the Company’s management team, which is administered through a broad-based committee that includes executives from our operations, internal audit, quality, revenue management, accounting, risk management, finance, human resources and legal departments. The Board of Directors is responsible for the overall supervision of the Company’s risk management activities and annually performs a review of those activities along with a review of the Company’s enterprise risk assessment. The Board’s oversight of the material risks faced by the Company occurs at both the full board level and at the committee level.

The Audit and Compliance Committee has oversight responsibility, not only for financial reporting with respect to the Company’s major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors key business risks facing the Company. The Audit and Compliance Committee also oversees the delegation of specific risk areas among the various other Board committees, consistent with the committees’ charters and responsibilities.

The Company has determined that any risks arising from its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for annual bonuses and the equity compensation programs, share ownership and retention guidelines for executive officers, as well as the multi-year vesting schedules for equity awards encourage employees to maintain both a short-term and a long-term vision with respect to Company performance.

Management provides regular updates throughout the year to the respective committees regarding the management of the risks they oversee, and each of these committees provides a report on risk to the full Board at each regular meeting of the Board. At least once every year, the Audit and Compliance Committee reviews the allocation of risk responsibility among the Board’s committees and implements any changes it deems appropriate.

In addition to the reports from the committees, the Board receives presentations throughout the year from various department and business unit leaders that include discussions of possible risks. At each Board meeting, the Chair and CEO addresses, in a director-only session, matters of particular importance or concern, including any areas of risk that require attention from the Board. Additionally, through dedicated sessions focusing entirely on corporate strategy, the full Board reviews in detail the Company’s short and long-term strategies, including consideration of risks facing the Company and their potential impact.

We believe that our approach to risk oversight, as described above, optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for the Company. We also believe that our risk structure complements our current Board leadership structure, as it allows our independent directors, through the three fully independent Board committees, to exercise effective oversight of the actions of management, led by Mr. Smith as Chair and CEO, in identifying risks and implementing effective risk management policies and controls.

What are the standing committees of the Board of Directors?

Our Board of Directors has three standing committees: Audit and Compliance, Compensation, and Governance and Nominating. Each of these committees is comprised solely of independent directors, and each independent director meets the additional criteria for committee membership, as set forth in the applicable committee charter. Each standing committee operates pursuant to a committee charter. The current composition of our Board’s standing committees is as follows:

Audit and Compliance Committee	Compensation Committee	Governance and Nominating Committee

John A. Clerico, Chair James S. Ely III John A. Fry	H. Mitchell Watson, Jr., Chair John A. Clerico Julia B. North	Julia B. North, Chair John A. Fry William Norris Jennings, M.D.

How many times did the Board of Directors and its committees meet in 2010? What was the attendance by the members? What are the duties of the Board’s committees?

Directors are encouraged to attend our annual meeting of stockholders; all eight (8) of our directors were present at our 2010 annual meeting of stockholders. The annual meeting of the Board of Directors followed immediately after the 2010 annual meeting of stockholders.

In 2010, the Board of Directors held six (6) regular meetings and three (3) special meetings. Each director attended at least 75% of the Board meetings and meetings of the committees of the Board on which he/she served.

The Audit and Compliance Committee held eight (8) meetings during 2010. As set forth in its charter, the Audit and Compliance Committee’s responsibility is to provide advice and counsel to management regarding, and to assist the Board of Directors in its oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and its independent registered public accounting firm. The Audit and Compliance Committee report is set forth later in this Proxy Statement.

The Compensation Committee held four (4) meetings during 2010. The primary purpose of the Compensation Committee is to: (i) assist the Board of Directors in discharging its responsibilities relating to compensation of the Company’s executives; (ii) approve awards and grants of equity-based compensation arrangements to directors, employees, and others pursuant to the Company’s stock option and award plans; (iii) administer the Community Health Systems, Inc. 2004 Employee Performance Incentive Plan with regard to the employees to whom Section 162(m) of the Internal Revenue Code (the “IRC”) applies; (iv) assist the Board of Directors by making recommendations regarding compensation programs for directors; and (v) produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement in accordance with applicable rules and regulations under the Exchange Act. The Compensation Committee’s report is set forth later in this Proxy Statement.

As set forth in its charter, the primary responsibilities of the Compensation Committee are to oversee the elements of the compensation arrangements available to the Company and its subsidiaries that are used to compensate the Company’s executive officers, and in particular, the Chief Executive Officer. The Committee also approves the goals and objectives relevant to the compensation of the Chief Executive Officer and the other executive officers and determines whether targets have been attained in connection with target-based compensation awards and equity grants.

Pursuant to its charter, the Compensation Committee has authority to engage its own executive compensation consultants and legal advisors. Since 2005, Mercer Human Resources Consulting has served as the independent executive compensation consultant to the Compensation Committee. Mercer Human Resources

Consulting also provides limited consulting services to management; for 2010, these services were limited to conducting actuarial analyses of the Company’s Supplemental Executive Retirement Plan. In 2010, the total amount paid to Mercer Human Resources Consulting for the services provided to management was less than $120,000. Mercer Human Resources Consulting has entered into separate engagement letters with the Compensation Committee and management for the respective services rendered to each group.

The Governance and Nominating Committee met two (2) times during 2010. The primary purpose of the Governance and Nominating Committee is to (i) recommend to the Board of Directors a set of corporate governance guidelines applicable to the Company; (ii) review at least annually the Company’s Governance Guidelines and make any recommended changes, additions or modifications; (iii) identify individuals qualified to become Board members and to select, or recommend that the Board of Directors select, the director nominees for the next annual meeting of stockholders; and (iv) assist the Board by making recommendations regarding compensation for directors.

Who are the Company’s audit committee financial experts?

Our Board has determined that all three of the members of our Audit and Compliance Committee are “audit committee financial experts” as defined by the Exchange Act — John A. Clerico, James S. Ely III and John A. Fry.

Does the Company have a code of conduct?

The Company has an internal compliance program, the cornerstone of which is our Code of Conduct. Our Code of Conduct has been adopted and implemented throughout our organization and is applicable to all members of the Board of Directors and our officers, as well as employees of our subsidiaries. A variation of this Code of Conduct has been in effect at our Company since 1997.

Where can I obtain a copy of the Company’s Board of Directors’ organizational documents?

Copies of the current version of our Governance Guidelines, including our Independence Standards, along with current versions of our Code of Conduct and Board committee charters are posted on the Investor Relations — Corporate Governance section of our internet website at www.chs.net/investor/corporate_governance.html. These items are also available in print to any stockholder who requests them by writing to Community Health Systems, Inc., Investor Relations, at 4000 Meridian Boulevard, Franklin, TN 37067.

How are the Company’s Directors compensated?

Our Board of Directors has approved a compensation program for independent directors, which consists of both cash and equity-based compensation. In 2009, our Board of Directors compensation was reviewed and ultimately revised to be more consistent with current board compensation practices of boards of directors in our industry and business peer groups (i.e., the same peer groups used for evaluating management compensation). The Board compensation is reviewed, and adjusted if needed, on the same cycle as is our executive compensation. For 2010, the total cash and long-term incentive compensation package was set at $220,000 per independent director. The independent directors received a cash stipend of $80,000, which was paid in quarterly installments. Each independent director received a grant of a number of restricted stock units based on the portion of his or her annual compensation that is allocated to equity. For 2010, this value-based award amount was $140,000, or 4,130 restricted stock units per independent director and was awarded at the end of February, at the same time management’s long-term incentive awards were granted. Rounding to the nearest whole number of restricted stock units resulted in an actual award value of $140,007 per independent director. Any independent directors who join our Board of Directors during the first six months of the year, will receive the same number of restricted stock units as the other independent directors as stock-based compensation, however, if an independent director’s appointment occurs during the last six months of the year such independent director will receive no stock-based compensation until the following year. These restricted stock unit awards vest in equal one-third increments on each of the first three anniversaries of the award date for so long as the director is a member of the Board. If an independent director’s service as a member of the Board terminates as a result of death, disability or otherwise (other than “for cause”) all unvested restricted stock units will vest as of the date of termination. No separate meeting attendance fees are paid to the directors. All directors are reimbursed for their out-of-pocket expenses arising from attendance at meetings of the Board and its committees. The additional annual stipends for the three committee chairs were as follows: Audit and Compliance Committee: $15,000; Compensation Committee: $10,000; and Governance and Nominating Committee: $10,000. For 2011, the Board of Directors’ compensation package was reviewed by the Compensation Committee’s compensation consultant, Mercer Human Resources Consulting, and the Governance and Nominating Committee recommended an increase of $20,000 for the cash component of the compensation package, to $100,000 in cash. This change was adopted by the Board of Directors. The equity award of the number of whole shares of restricted stock units with a value closest to $140,000 was unchanged. No changes were made to the committee chair stipend amounts.

Management directors do not receive any additional compensation for their service on the Board.

Director Compensation

The following table summarizes the aggregate fees earned or paid and the value of equity-based awards earned by our non-management directors in 2010:

	Fees Earned	Restricted
	or Paid in	Stock	Total
Name	Cash ($)	Awards ($) (1)	Compensation ($)

John A. Clerico	95,000	140,007	235,007
James S. Ely III	80,000	140,007	220,007
John A. Fry	80,000	140,007	220,007
William Norris Jennings, M.D.	80,000	140,007	220,007
Julia B. North	90,000	140,007	230,007
H. Mitchell Watson, Jr	90,000	140,007	230,007
Harvey Klein, M.D.(2)	20,000	—	20,000

(1)	This amount reflects the grant date fair value of director compensation earned in the form of restricted stock unit awards. This grant is based on the portion of his or her annual compensation that is allocated to equity. For 2010, this value based award amount was for 4,130 restricted stock units on February 24, 2010 ($33.90 per share) for Messrs. Clerico, Ely, Fry and Watson, Ms. North and Dr. Jennings. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”).

(2)	Dr. Klein retired from the Board of Directors at the Annual Meeting on May 18, 2010.

The Governance and Nominating Committee, which is responsible for making independent compensation recommendations for our independent directors to the Board of Directors, evaluates the non-management director compensation package annually.

How are Directors nominated? What diversity considerations are evaluated in nominating Directors?

Nomination Process.  The Governance and Nominating Committee has responsibility for the director nomination process.

The Governance and Nominating Committee believes that the minimum qualifications that must be met by any director nominee, including any director nominee who is recommended by stockholders, include (i) a reputation for the highest ethical and moral standards, (ii) good judgment, (iii) a positive record of achievement, (iv) if on other boards, an excellent reputation for preparation, attendance, participation, interest and initiative, (v) business knowledge and experience relevant to the Company and (vi) a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively.

The qualities and skills necessary in a director nominee are governed by the specific needs of the Board at the time the Governance and Nominating Committee determines to nominate a candidate for director. The specific requirements of the Board will be determined by the Governance and Nominating Committee and will be based on, among other things, the Company’s then existing strategies and business, market and regulatory environments, and the mix of perspectives, experience and competencies then represented by the other Board members. The Governance and Nominating Committee will also take into account the Chairman, President and Chief Executive Officer’s views as to areas in which management desires additional advice and counsel.

When the need to recruit a director arises, the Governance and Nominating Committee will consult the other directors, including the Chairman, President and Chief Executive Officer and, when deemed appropriate, utilize fee-paid third-party recruiting firms to identify potential candidates. The candidate evaluation process may include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Company’s independence standards, and other considerations as the Governance and Nominating Committee deems appropriate at the time. Prior to formal consideration by the Governance and Nominating Committee, any candidate who passes such screening would be interviewed by the Chair of the Governance and Nominating Committee and the Chairman, President and Chief Executive Officer.

Board Nominee Diversity Considerations.  As set forth in the charter of the Governance and Nominating Committee, the nominating criteria require the committee to “determine as necessary the portfolio of skills, experience, perspective and background required for the effective functioning of the Board.” The most robust selection process occurs at the time a new director is being added, typically upon the decision of a Board member that he or she will not stand for re-election at the end of a then current term. The Governance and Nominating Committee takes into account a variety of factors in selecting and nominating individuals to serve on the Board of Directors, including:

•	The Board’s and the Company’s needs for input and oversight about the strategy, business, regulatory environment, and operations of the Company;

•	The management directors’ views as to areas in which additional advice and counsel could be provided by the Board;

•	The mix of perspectives, experience and competencies currently represented on the Board; while this is primarily directed to the professional acumen of an individual, it may also include gender, ethnic and cultural diversity;

•	The results of the Board’s annual self-assessment process; and

•	As to incumbent directors, meeting attendance, participation and contribution, and the director’s current independence status.

The Committee seeks candidates with broad background and experience that will enable them to serve on and contribute to any of the Board’s three standing committees. The Committee also believes that every director nominee should demonstrate a strong record of integrity and ethical conduct, an absence of conflicts that might interfere with the exercise of his or her independent judgment, and a willingness and ability to represent all stockholders of the Company.

In 2010, the Board of Directors amended the Company’s Certificate of Incorporation to eliminate the classification of the Board of Directors. This amendment was approved by the stockholders at the 2010 Annual Meeting of Stockholders and beginning with the 2010 election of directors, directors are elected to one (1) year terms. This declassification of our Board of Directors will allow the Committee to more actively and contemporaneously review the qualifications, experience, skills and diversity contributions of the members of the Board of Directors.

The experience, skills and diversity contributions of each of the members of the Board of Directors is described below under “Members of the Board of Directors”.

How can I submit stockholder proposals or nominations for Directors?

The Governance and Nominating Committee will consider including in our Proxy Statement candidates for election to our Board of Directors who are recommended by stockholders and any other business that stockholders seek to bring before an annual meeting. For any candidate to be considered by the Governance and Nominating Committee and, if nominated, to be included in our Proxy Statement, or for any other business to be considered for inclusion in our Proxy Statement (other than pursuant to the rules under the Exchange Act), notice of such recommendation or other business must be received by the Secretary at our principal executive offices (Secretary, Community Health Systems, Inc., 4000 Meridian Boulevard, Franklin, TN 37067) not less than 45 or more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting of stockholders, to be timely, notice by the stockholder must be delivered no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which the public announcement of the meeting is first made. These same time requirements apply to notice of any stockholder nomination of candidates for election to our Board of Directors and notice of any other business a stockholder seeks to bring before an annual meeting of our stockholders, even though such matters will not be included in our Proxy Statement. The Governance and Nominating Committee will conduct the same analysis that it conducts with respect to its director nominees for any director nominations properly submitted by a stockholder and, as a result of that process, will formulate its recommendation to support or oppose that person’s election as a member of the Board of Directors. Please see page 5 under “What is the deadline for submitting stockholder proposals for the 2012 annual meeting of stockholders?” for the expected deadlines related to the 2012 annual meeting of stockholders.

A stockholder’s notice to the Secretary for director nominee recommendations or nominations must set forth, as to each proposed nominee (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the nominee, (d) a statement as to whether the nominee acknowledges the Company’s policy on director resignations following such director’s failure to receive the required vote for re-election at any future meeting at which such director would be nominated for re-election, (e) any other information relating to the nominee that would be required to be disclosed in a proxy statement or related filings under the Exchange Act and (f) a statement from the nominee that he or she consents to being named in the proxy statement relating to the stockholders’ meeting at which such nominee will stand for election and that he or she will serve as a director, if elected. In addition, a stockholder giving the notice for director nominee recommendations or nominations must provide (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company, which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee(s) named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or related filings under the Exchange Act.

A stockholder’s notice to the Secretary for any business such stockholder seeks to bring before an annual meeting of stockholders (other than pursuant to the rules under the Exchange Act) must set forth as to each matter such stockholder proposes to bring before such annual meeting (a) a brief description of the business desired to be brought before such annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address of such stockholder, (c) the class or series and number of shares of capital stock of the Company, which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

MEMBERS OF THE BOARD OF DIRECTORS

In 2010, we amended our Restated Certificate of Incorporation to declassify our Board of Directors and provide for the election of our directors to a term of one (1) year. In 2010, two (2) directors (former Class I Directors) were elected to a term of one (1) year. This year, our three (3) former Class II Directors’ terms are expiring, so a total of five (5) directors have been nominated for election to a term of one (1) year. By applying this orderly process, our Board of Directors will be fully declassified at the 2012 annual meeting of stockholders, at which all director nominees will be nominated for election for a term of one (1) year.

Upon the recommendation of the Governance and Nominating Committee, the five (5) persons listed in the table below are nominated for election at the Meeting, each to serve as a director for a term of one (1) year and until his successor is elected and qualified.

Name	Age	Position

W. Larry Cash	62	Executive Vice President, Chief Financial Officer and Director
James S. Ely III	53	Director
John A. Fry	50	Director
William Norris Jennings, M.D.	67	Director
H. Mitchell Watson, Jr.	73	Director

W. Larry Cash	Director Since 2001

Mr. Cash is our Executive Vice President and Chief Financial Officer. Mr. Cash joined us in those positions in September 1997. In 2001, he was also named to our Board of Directors. Prior to joining us, he served as Vice President and Group Chief Financial Officer of Columbia/HCA Healthcare Corporation from September 1996 to August 1997. Prior to Columbia/HCA, Mr. Cash spent 23 years at Humana Inc., most recently as Senior Vice President of Finance and Operations from 1993 to 1996. He is also a director of Cross Country Healthcare, Inc., a provider of nurse and allied staffing services, multi-specialty locum tenens services, clinical trial services and other human capital management services in the healthcare industry, and he serves on its audit (chair) and compensation committees.

Mr. Cash is the Company’s chief financial executive and performs a substantial portion of the investor relations function for the Company. His prior managed care experience brings that perspective to our Board’s deliberations and evaluation of its business and strategy. Mr. Cash has been honored year after year as being the top financial and investor relations executive in the institutional provider segment of the healthcare sector.

James S. Ely III	Director Since 2009
Audit and Compliance Committee Member

Mr. Ely founded Priority Capital Management LLC in 2008 and has served as Chief Executive Officer since its inception. From 1995 to 2008, he was a senior banker and managing director in J.P. Morgan’s Syndicated and Leveraged Finance Group, where he was responsible for structuring and arranging syndicated loans and high yield issues in the healthcare, aerospace, defense and other sectors. Mr. Ely’s service with J.P. Morgan’s predecessor institutions commenced in 1987. He is a director of Select Medical Holdings Corporation, a provider of long-term hospitalization services, and serves on its audit and compliance committee.

Mr. Ely’s educational background (MBA in finance and accounting from the University of Chicago) and extensive (over twenty years) experience in the financing industry, and in the healthcare sector in particular, provides a needed area of expertise among the independent Board members. He is able to assist the Board members and management in evaluating financing opportunities, as he has specific experience in financing the types of indebtedness reflected on the Company’s balance sheet.

John A. Fry	Director Since 2004
Audit and Compliance Committee Member
Governance and Nominating Committee Member

Mr. Fry has served as President of Drexel University in Philadelphia, Pennsylvania since August 2010. Prior to that, he served as President of Franklin & Marshall College in Lancaster, Pennsylvania from 2002 until 2010. From 1995 to 2002, he was Executive Vice President of the University of Pennsylvania and served as the Chief Operating Officer of the University and as a member of the executive committee of the University of Pennsylvania Health System. Mr. Fry is a member of the Board of Trustees of Delaware Investments, an asset management firm, with oversight responsibility for all of the portfolios in that mutual fund family; he also serves on its audit committee. Mr. Fry also serves as a director of each of NASDAQ Stock Market, LLC; NASDAQ OMX PHLX LLC; and NASDAQ OMX BX, Inc.

Mr. Fry’s unique experience as the president of an academic institution, together with his prior experience with the University of Pennsylvania Health System and service on the boards of a number of non-profit institutions, brings two important perspectives to the Board of Directors. The governance issues faced by non-profit organizations assist the Board of Directors in understanding the competitive environment in which many of the Company’s competitors and acquisition targets operate. His educational background (MBA in accounting from New York University) and his experience in financial management, financial reporting, audit and compliance, and risk management are all skill sets available to and needed by the Board of Directors.

William Norris Jennings, M.D.	Director Since 2008
Governance and Nominating Committee Member

Dr. Jennings is a practicing family medicine physician employed by The Physician Group, which is affiliated with Jewish Hospital and St. Mary’s Healthcare in Louisville, Kentucky. He formerly served as the Quality Chair for his employer. From 1971 until 2005, when the practice was acquired by Jewish Hospital, Dr. Jennings was in private practice with Southend Medical Clinic, PSC, serving as its managing partner.

Dr. Jennings brings the perspective of a practicing physician to the Board of Directors. His career in a community practice setting is typical to that of most of the Company’s facilities and he provides advice to the Board of Directors and management about trends in both medicine and the organization and operation of physician practices. His experience managing large physician practices, with particular focus in the areas of risk and quality oversight, brings counterpoint and balance to the perspectives presented by management leadership. He also brings practitioner insight to quality measures and reporting, electronic health record implementation, and federal government regulation of practitioner-hospital relationships.

H. Mitchell Watson, Jr.	Director Since 2004
Compensation Committee Chair

Mr. Watson is currently retired. From 1982 to 1989, Mr. Watson was a Vice President of International Business Machines Corporation (IBM), serving from 1982 to 1986 as President, Systems Product Division, and from 1986 to 1989 as Vice President, Marketing. From 1989 to 1992, Mr. Watson was President and Chief Executive Officer of ROLM Company, which produced digital voice systems. Mr. Watson previously served on the boards of directors of Praxair, Inc., a supplier of industrial gases and coatings and related services and technologies (1992 to 2010; audit, compensation, and governance and nominating committees), Roadway, Inc., a transportation service provider (1995 to 2004; audit and compensation committees) and MAPICS, Inc., a business application software and consulting company (1996 to 2005; chairman of the board, audit committee). Mr. Watson is chairman emeritus of Helen Keller International and of the Brevard Music Center in Brevard, North Carolina and is a Trustee of Union Theological Seminary in New York, New York.

In addition to his prior operational experience with IBM, which lends both leadership and technology perspectives, Mr. Watson has extensive audit committee experience with a variety of different types of companies and he imparts those concepts to the oversight of the Company’s financial management and audit functions. In addition, Mr. Watson’s considerable service in both community and national not-for-profit organizations provides insights and context for the Company’s local operations and competition.

********

The remaining incumbent directors, whose terms of office have not expired (Class III Directors’ terms will expire in 2012), are set forth below.

Name	Age	Position

John A. Clerico	69	Director (Class III)
Julia B. North	63	Director (Class III)
Wayne T. Smith	65	Chairman of the Board, President, Chief Executive Officer and Director (Class III)

John A. Clerico	Director Since 2003
Audit and Compliance Committee Chair
Compensation Committee Member

Since 2000, when Mr. Clerico co-founded ChartMark Investments, Inc., he has served as its chairman and as a registered financial advisor. Since February 2006, Mr. Clerico has served on the board of directors of Global Industries, Ltd., a provider of solutions for offshore construction, engineering, project management and support services, with prior service on its audit, compensation and finance (chair) committees. In October 2008, Mr. Clerico resigned from these committees upon his appointment as Chairman of the Board and Interim Chief Executive Officer. He stepped down as Global Industries, Ltd.’s Interim Chief Executive Officer in March 2010 but continues to serve as Chairman of its Board. From 1992 to 2000, he served as an Executive Vice President and Chief Financial Officer and a director of Praxair, Inc., a supplier of industrial gases and coatings and related services and technologies. From 1983 until its spin-off of Praxair, Inc. in 1992, he served as an executive officer in various financial and accounting areas of Union Carbide Corporation. Mr. Clerico also currently serves on the board of directors of Educational Development Corporation, a trade publisher and distributor of children’s books, and serves on its audit and executive committees.

Mr. Clerico brings executive leadership experience and skills to the Board of Directors. He has held the positions of Chairman of the Board, Chief Executive Officer, Co-Chief Operating Officer, Chief Financial Officer and Treasurer at various points of his career. His extensive experience in industries (chemical and industrial gases) with a high risk profile give him a unique perspective on risk oversight. His five years of experience guiding our Board’s Audit and Compliance Committee and serving as one of its “audit committee financial experts” lend important continuity to the Board’s financial, audit, and compliance oversight functions. Finally, having formed and operated his own investment company, Mr. Clerico also brings the investor perspective to the Board’s review activities.

Julia B. North	Director Since 2004
Governance and Nominating Committee Chair
Compensation Committee Member

Ms. North is presently retired. Over the course of her career, Ms. North has served in many senior executive positions, including as President of Consumer Services for BellSouth Telecommunications, Inc. from 1994 to 1997. After leaving BellSouth in 1997, she served as the President and Chief Executive Officer of VSI Enterprises, Inc., a manufacturer of video conferencing systems, until 1999. She currently serves on the boards of directors of (i) Acuity Brands, Inc., a provider of lighting fixtures and related products and services, and she also serves on its compensation committee and governance committee (with previous service on its audit committee), and (ii) NTELOS Holdings Corp., a provider of wireless and wireline communications services, and she also serves on its compensation committee and nominating and governance committee (chair). Ms. North previously served on the boards of directors of Simtrol, Inc., a developer of enterprise-class software solutions (1997 to 2007; audit committee and compensation committee), Winn-Dixie, Inc., a food retailer (1994 to 2006; compensation committee (chair), nominating and governance committee (chair), and audit committee), and MAPICS, Inc. (2001 to 2005; compensation committee).

Ms. North has extensive experience serving on boards of directors and brings those experiences to her service on the Board’s Compensation Committee and Governance and Nominating Committee. The breadth of the industries in which she has worked provides risk assessment perspectives that are different from the Company’s operations. Her operational experience in customer service, marketing, technical network design, and strategic planning bring those skill sets, not represented by other Board members, to the Board’s functions.

Wayne T. Smith	Director Since 1997
Chairman of the Board

Mr. Smith is our Chairman, President and Chief Executive Officer. Mr. Smith joined us in January 1997 as President. In April 1997, we also named him our Chief Executive Officer and a member of the Board of Directors. In February 2001, he was elected Chairman of our Board of Directors. Prior to joining us, Mr. Smith spent 23 years at Humana Inc., most recently as President and Chief Operating Officer, and as a director, from 1993 to mid-1996. He is currently a member of the boards of directors of (i) Citadel Broadcasting Corporation, which, through its subsidiaries, owns and operates radio stations and produces and distributes radio programming, and he serves on its audit committee and (ii) Praxair, Inc., and he serves on its compensation committee (chair). Mr. Smith is a member of the board of directors and a past chairman of the Federation of American Hospitals and he has been selected to serve again as its chairman for the 2012 to 2013 term.

Mr. Smith is one of the most tenured executives in the healthcare industry, with decades of experience in both the hospital sector and the managed care sector. His service on other companies’ boards of directors provides him with insights and experiences to support his leadership of the Company and its Board of Directors. Mr. Smith has been honored year after year by investor organizations as being the top Chief Executive Officer in the institutional provider segment of the health care sector.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 25, 2011, except as otherwise footnoted, with respect to ownership of our Common Stock by:

•	each person known by us to be a beneficial owner of more than 5% of our Company’s Common Stock;

•	each of our directors;

•	each of our executive officers named in the Summary Compensation Table on page 38; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, except to the extent such power may be shared with a spouse.

	Shares Beneficially Owned(1)
Name	Number		Percent

5% Stockholders:
Franklin Mutual Advisors, LLC	8,848,816	(2)	9.4%
T. Rowe Price Associates, Inc.	8,825,472	(3)	9.4%
Baron Capital Group, Inc./BAMCO, Inc./
Baron Capital Management, Inc./Ronald Baron	8,017,663	(4)	8.5%
BlackRock, Inc	6,678,952	(5)	7.1%
Directors:
W. Larry Cash	945,977	(6)	1.0%
John A. Clerico	66,143	(7)	*
James S. Ely III	6,142	(8)	*
John A. Fry	32,846	(9)	*
William N. Jennings, M.D.	13,143	(10)	*
Julia B. North	37,143	(11)	*
Wayne T. Smith	2,990,119	(12)	3.1%
H. Mitchell Watson, Jr.	28,810	(13)	*
Other Named Executive Officers:
David L. Miller	477,175	(14)	0.5%
William S. Hussey	574,498	(15)	0.6%
Thomas D. Miller	214,171	(16)	0.2%
All Directors and Executive Officers as a Group (15 persons)	6,327,539	(17)	6.5%

*	Less than 1%.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock when such person or persons have the right to acquire them within 60 days after March 25, 2011. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days after March 25, 2011 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Shares beneficially owned are based on Schedule 13G filed with the SEC on January 27, 2011, by Franklin Mutual Advisers LLC (“Franklin”). Franklin has sole voting power and sole dispositive power with respect to 8,848,816 shares of Common Stock. The address of Franklin is 101 John F. Kennedy Parkway, Short Hills, NJ 07078.

(3)	Shares beneficially owned are based on Schedule 13G filed with the SEC on February 10, 2011, by T. Rowe Price Associates, Inc. These securities are owned by various individual and institutional investors including “T. Rowe Price Mid-Cap Growth Fund” (which owns 8,825,472 shares), which T. Rowe Price Associates, Inc. (Price Associates) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)	Shares beneficially owned are based on Schedule 13G filed with the SEC on February 14, 2011, by Baron Capital Group, Inc. (“Baron Group”), BAMCO, Inc. (“Bamco”), Baron Capital Management, Inc. (“Baron Capital”) and Ronald Baron. Baron Group has shared voting power with respect to 7,269,193 shares of Common Stock and shared dispositive power with respect to 8,017,663 shares of Common Stock; Bamco has shared voting power with respect to 6,873,400 shares of Common Stock and shared dispositive power with respect to 7,610,870 shares of Common Stock; Baron Capital has shared voting power with respect to 395,573 shares of Common Stock and shared dispositive power with respect to 406,793 shares of Common Stock; and Ronald Baron has shared voting power with respect to 7,269,193 shares of Common Stock and shared dispositive power with respect to 8,017,663 shares of Common Stock. The address of each of these persons is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(5)	Shares beneficially owned are based on Schedule 13G filed with the SEC on February 3, 2011, by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power with respect to 6,678,952 shares of Common Stock and sole dispositive power with respect to 6,678,952 shares of Common Stock. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(6)	Includes 476,666 shares subject to options which are currently exercisable or exercisable within 60 days of March 25, 2011.

(7)	Includes 20,000 shares subject to options which are currently exercisable or exercisable within 60 days of March 25, 2011.

(8)	Includes 0 shares subject to options and 2,383 shares of restricted stock units which are currently exercisable or exercisable within 60 days of March 25, 2011.

(9)	Includes 15,000 shares subject to options which are currently exercisable or exercisable within 60 days of March 25, 2011.

(10)	Includes 0 shares subject to options which are currently exercisable or exercisable within 60 days of March 25, 2011.

(11)	Includes 10,000 shares subject to options which are currently exercisable or exercisable within 60 days of March 25, 2011.

(12)	Includes 1,550,000 shares subject to options which are currently exercisable or exercisable within 60 days of March 25, 2011.

(13)	Includes 15,000 shares subject to options which are currently exercisable or exercisable within 60 days of March 25, 2011.

(14)	Includes 192,000 shares subject to options which are currently exercisable or exercisable within 60 days of March 25, 2011.

(15)	Includes 380,000 shares subject to options which are currently exercisable or exercisable within 60 days of March 25, 2011.

(16)	Includes 80,000 shares subject to options which are currently exercisable or exercisable within 60 days of March 25, 2011.

(17)	Includes 3,199,048 shares subject to options which are currently exercisable or exercisable within 60 days of March 25, 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of copies of these reports that we have received and on representations from all reporting persons who are our directors and executive officers that no Form 5 report was required to be filed by them, we believe that during 2010 all of our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

RELATIONSHIPS AND CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND ITS OFFICERS, DIRECTORS AND 5% BENEFICIAL OWNERS AND THEIR FAMILY MEMBERS

The Company employs Brad Cash, son of W. Larry Cash. In 2010, Brad Cash received a base salary of $235,000 and earned a bonus of $131,600 for 2010 to be paid in 2011. In 2010, he also received grants of a restricted stock award and an option award with the grant date fair value of $203,400 and $33,900, respectively, while serving as the divisional financial executive for one of our corporate office division presidents. The Company believes that the compensation paid to Brad Cash was on terms as favorable to the Company as could have been maintained with an unrelated third party.

In 2005, the Company’s subsidiary CHS/Community Health Systems, Inc. established the Community Health Systems Foundation, a tax exempt charitable foundation. One of the purposes of the foundation is to match charitable contributions made by the Company’s directors and officers up to an aggregate maximum per year of $25,000 per individual.

There were no loans outstanding during 2010 from the Company to any of its directors, nominees for director, executive officer, or any beneficial owner of 5% or more of our equity securities, or any family member of any of the foregoing.

The Company applies the following policy and procedure with respect to related person transactions. All such transactions are first referred to our General Counsel to determine if they are exempted or included under the Company’s written policy. If they are included, the transaction must be reviewed by the Audit and Compliance Committee to consider and determine whether the benefits of the relationship outweigh the potential conflicts inherent in such relationships and whether the transaction is otherwise in compliance with the Company’s Code of Conduct and other policies, including for example, the independence standards of the Governance Guidelines of the Board of Directors. Related person transactions are reviewed not less frequently than annually if they are to continue beyond the year in which the transaction is initiated. “Related person transaction” means those financial relationships involving the Company and any of its subsidiaries, on the one hand, and any person who is a director (or nominee) or an executive officer, any immediate family member of any of the foregoing persons, any person who is a direct or beneficial owner of 5% or more of the Company’s Common Stock (our only class of voting securities), or is employed by or in a principal position with such an owner, on the other hand. Exempted from related person transactions are those transactions in which the consideration in the transaction during a fiscal year is expected to be less than $120,000 (aggregating any transactions conducted as a series of related transactions).

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following sets forth information regarding our executive officers as of March 25, 2011. Each of our executive officers holds an identical position with CHS/Community Health Systems, Inc., and Community Health Systems Professional Services Corporation, two of our wholly-owned subsidiaries:

Name	Age	Position

Wayne T. Smith	65	Chairman of the Board, President and Chief Executive Officer and Class III Director

W. Larry Cash	62	Executive Vice President, Chief Financial Officer and Director

William S. Hussey	62	Division President — Division Operations

David L. Miller	62	Division President — Division Operations

Thomas D. Miller	53	Division President — Division Operations

Michael T. Portacci	52	Division President — Division Operations

Martin D. Smith	43	Division President — Division Operations

Rachel A. Seifert	51	Executive Vice President, Secretary and General Counsel

T. Mark Buford	57	Senior Vice President and Chief Accounting Officer

Wayne T. Smith — The principal occupation and employment experience of Mr. Smith during the last five years is set forth on page 16 above.

W. Larry Cash — The principal occupation and employment experience of Mr. Cash during the last five years is set forth on page 13 above.

William S. Hussey serves as Division President — Division IV Operations. Mr. Hussey joined us in June 2001 as a Group Assistant Vice President. In January 2003, he was promoted to Group Vice President to manage our acquisition of seven hospitals in West Tennessee, and in January 2004, he was promoted to Group Senior Vice President and assumed responsibility for additional hospitals. Mr. Hussey presently oversees the management of our affiliated hospitals in Alaska, Arizona, California, Nevada, New Mexico, Oklahoma, Oregon, Utah, Washington and Wyoming. Prior to joining us, he served as President and CEO for a hospital facility in Ft. Myers, Florida from 1998 to 2001. From 1992 to 1997, Mr. Hussey served as President — Tampa Bay Division for Columbia/HCA Healthcare Corporation. Mr. Hussey is a member of the board of directors of the Federation of American Hospitals.

David L. Miller serves as Division President — Division I Operations. Mr. D. Miller joined us in November 1997 as a Group Vice President, and presently oversees the management of our affiliated hospitals in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina and Virginia. Prior to joining us, he served as a Divisional Vice President for Health Management Associates, Inc. from January 1996 to October 1997. From July 1994 to December 1995, Mr. D. Miller was the Chief Executive Officer of a facility owned by Health Management Associates, Inc.

Thomas D. Miller serves as Division President — Division V Operations. Mr. T. Miller joined the Company in connection with the acquisition of Triad in July 2007. He oversees the management of our affiliated hospitals in Illinois, Indiana, Kentucky, Missouri, Ohio and West Virginia. From 1998 until he joined Triad, Mr. T. Miller served as the President and Chief Executive Officer of Lutheran Health Network in Northeast Indiana, a system that includes five hospital facilities. For the ten years prior to 1998, he was with Columbia/HCA Healthcare Corporation in various increasingly responsible positions of hospital and market leadership.

Michael T. Portacci serves as Division President — Division II Operations. Mr. Portacci joined us in 1988 as a hospital administrator and became a Group Director in 1991. In 1994, he became Group Vice President, and in 2001 he was named a Senior Vice President of Group Operations. Mr. Portacci presently oversees the management of our affiliated hospitals in Arkansas, Louisiana and Texas.

Martin D. Smith serves as Division President — Division III Operations. Mr. M. Smith joined us in 1998 as a hospital administrator and became a corporate office vice president in 2005. In December 2008, he was promoted to Division President, after a brief period as an interim division president, and presently oversees the management of our affiliated hospitals in New Jersey, Pennsylvania and Tennessee. From 1992 to 1998, Mr. M. Smith worked in various administrative positions for Health Management Associates in Alabama, Florida and Oklahoma.

Rachel A. Seifert serves as Executive Vice President, Secretary and General Counsel. She joined us in January 1998 as Vice President, Secretary and General Counsel. From 1992 to 1997, she was Associate General Counsel of Columbia/HCA Healthcare Corporation and became Vice President-Legal Operations in 1994. Prior to joining Columbia/HCA in 1992, she was in private practice in Dallas, Texas. Ms. Seifert is a member of the board of directors of the Federation of American Hospitals and chairs its audit, ethics, compliance and administrative affairs committee.

T. Mark Buford, C.P.A. serves as Senior Vice President and Chief Accounting Officer. Mr. Buford has also served as our Corporate Controller since 1986 and as Vice President since 1988.

The executive officers named above were appointed by the Board of Directors to serve in such capacities until their respective successors have been duly appointed and qualified, or until their earlier death, resignation or removal from office.

PROPOSAL 1 — ELECTION OF DIRECTORS

Upon the recommendation of the Governance and Nominating Committee, the Board has nominated the five (5) persons listed below for election to serve as directors, each for a term of one (1) year and until his successor is elected and qualified.

The nominees for director are:

W. Larry Cash
James S. Ely III
John A. Fry
William Norris Jennings, M.D.
H. Mitchell Watson, Jr.

Each of the nominees is an incumbent, has consented to being named as a director nominee in this Proxy Statement, and agreed to serve for the one (1) year term to which he has been nominated. If any of the nominees are unable to serve or refuses to serve as a director, the proxies will be voted in favor of such other nominee(s), if any, as the Board of Directors may designate. The Company has no reason to believe that any Board nominee will be unable or unwilling to serve if elected as a director.

Required Vote

For each director nominee, the affirmative vote of a majority of the votes cast for that nominee is required to elect him or her as a director. Abstentions and broker non-votes in connection with the election of directors have no effect on such election since directors are elected by a majority of the votes cast at the meeting. If any director nominee does not receive more votes “for” his or her election than “against”, then pursuant to the Governance Guidelines, that nominee is required to promptly submit his or her resignation to the Board of Directors following certification of the vote. The Governance and Nominating Committee is required to consider the resignation and recommend to the Board whether to accept or reject the resignation or whether other action should be taken. The Board is required to take action on the recommendation within 90 days following certification of the vote, and promptly thereafter to publicly disclose its decision and the reasons therefor.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS A DIRECTOR.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve the compensation of our named executive officers. The vote is on an advisory basis and is non-binding and applies to the compensation disclosed in this Proxy Statement, which has been prepared in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to retain and reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The Company’s executive compensation philosophy and program have consistently and proactively sought to be responsive to governance and stockholder concerns. To remain competitive in the nation’s largest and fastest growing domestic industry, continued Company growth in revenue and improvement in profitability are paramount objectives of the Company’s strategy. We believe that rewarding these strategic imperatives through effective and appropriate compensation and retention tools yield the desired alignment with stockholder interests, including value maximization.

Our executive compensation program is overseen by the Compensation Committee of our Board of Directors (which is wholly comprised of independent members of the Board of Directors) and is advised by an independent consultant engaged by the Compensation Committee. Through the use of the tools described below, our Compensation Committee seeks to reward and retain executives based on their performance and future potential, while acknowledging that sufficient flexibility must be maintained to ensure that the overall philosophical intent of the executive compensation program is achieved. The tools currently used by the Company (as applied to each named executive officer) include:

•	Annual base salary that is competitive with the business peer group companies and also consistent with the general industry peer group companies (targeted for a 15% range +/- the median);

•	Annual target incentive cash compensation that is predominantly at risk, performance-based, and indexed to the attainment of the Company’s growth objectives (combined with base salary, targeted for a 15% range +/- the 75th percentile);

•	Longer-term (three-year vesting) incentive awards of stock-based compensation that are initially performance-based and, accordingly, are at risk and that further align the interests of executive management with maximization of long-term stockholder value (together with the bonus and annual cash incentives to be approximately the 50th percentile); and

•	Provision of longer range savings, retirement, and other benefits to encourage the retention of the most experienced and talented executives through their most productive and valuable years of employment service.

The Company considers and applies many governance best-practices in implementing its compensation programs. For example, all executives adhere to stock ownership guidelines, compensation is capped and allocated among components to avoid undue risk acceptance, and each of our executives is an at-will employee.

We believe that our compensation philosophy and program have yielded the desired results in both challenging times for our economy and circumstances for our industry:

•	Since 2008, our net revenue from continuing operations has grown 9.1% on a compound annual growth rate basis.

•	Since 2008, our earnings before interest, income taxes, depreciation and amortization, (“EBITDA”) has grown 8.2% on a compound annual growth rate basis.

•	Since 2008, our continuing operations earnings per share (“EPS”) (diluted) has grown 19.4% on a compound annual growth rate basis.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors, or the Compensation Committee of the Board of Directors. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

Required Vote

The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting is required to approve this Proposal 2. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect on such matter since these votes will not be considered present and entitled to vote for this purpose.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, the Company this year is providing stockholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years.

The Board believes that a frequency of “every one year” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two, or three years, or abstaining from selecting any particular interval) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation. The Company will consider stockholders to have expressed a non-binding preference for the option that receives the most votes.

Although this advisory vote on the frequency of the “say on pay” vote is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “EVERY ONE YEAR” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

As a leader in the hospital sector of the healthcare industry, the nation’s largest and fastest growing domestic industry, the Company must ensure that it attracts and retains the leadership and managerial talent needed to sustain its position in this rapidly changing industry. To remain competitive in the Company’s financial, capital and business markets, continued Company growth in revenue and improvement in profitability are paramount objectives of the Company’s strategy. These strategic imperatives are the fundamental point of alignment between stockholder value and the compensation of executive management.

Executive Summary

The basic purposes of the Company’s executive compensation program are to attract and retain seasoned professionals with demonstrated abilities to capitalize on growth opportunities in both same-store and new markets (both geographic and business line), while also adhering to rigorous expense management in an environment of ethical and compliant behavior. By developing a competitive executive compensation program incorporating short-term and long-term components that align the interests of executive management with stockholders and retain valuable executive talent, the Company believes that stockholder value can best be maximized.

Our executive compensation program has been in place with substantially the same features over the past five years and has been designed, reviewed and modified periodically to conform to governance best practices. The Company’s consistent performance and growth, even during periods of economic uncertainty and decline, have yielded the intended and desired results under our executive compensation program without the need for exceptional change. The following summary of recent performance is set out to assist stockholders in understanding how the use of key stockholder valuation metrics yields payout to our named executive officers under the performance-based compensation elements of our compensation program.

•	Since 2008, our net revenue from continuing operations has grown 9.1% on a compound annual growth rate basis.

•	Since 2008, our EBITDA has grown 8.2% on a compound annual growth rate basis.

•	Since 2008, our continuing operations EPS (diluted) has grown 19.4% on a compound annual growth rate basis.

Please see, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s 2010 Annual Report on Form 10-K for more detail about the Company’s recent performance.

Each of our named executive officers has significant industry experience and Company tenure and, retention of these executives by rewarding them appropriately when merited by performance, is the objective of our executive compensation program. By benchmarking base salary to the median range of the peer groups but providing for a higher level of payment (75th percentile) for total cash compensation (base salary plus annual incentive compensation), we believe we are aligning our executives’ interests with both the risk tolerance and performance objectives of our stockholders. The targets for our annual incentive compensation program carry very high thresholds — all dollar amount targets require a minimum of 90% achievement before any payout is made to the executive, and then only at a 50% level. Additionally, capped incentive compensation may be earned if above-target performance is achieved. Longer term compensation elements, including equity (also performance-based) and retirement benefits, as well as limited perquisites, round out a competitive and responsible compensation program.

We continue to evaluate our executive compensation program in light of governance best practices, regulatory requirements, economic and industry factors, and competitive considerations and make changes as warranted.

Oversight of the Executive Compensation Program

The Compensation Committee of the Board of Directors oversees the Company’s executive compensation program. The current members of the Compensation Committee are John A. Clerico, Julia B. North, and H. Mitchell Watson, Jr., who serves as the Compensation Committee’s chair. Ms. North and Mr. Watson have served on the Compensation Committee since 2004 and Mr. Clerico joined the Compensation Committee in 2008. Each of the Compensation Committee members is fully independent of management and has never served as an employee or officer of the Company or its subsidiaries. In addition to meeting the independence requirements of the NYSE and the SEC (for Section 16(b) purposes), each member of the Compensation Committee also meets the independence requirements of Section 162(m) of the IRC.

Executive Compensation Philosophy and Core Principles

The Company’s executive compensation philosophy is to develop and utilize a combination of compensation elements that reward current period performance, continued service, and attainment of future goals, and is designed to encourage the retention of executive talent. The key elements of executive compensation are linked either directly or indirectly to preserving and/or maximizing stockholder value. Attainment of annual incentive compensation requires achievement of targets with very high thresholds and incentive compensation for above-target performance is capped. The Company continues to develop its compensation policies, programs, and disclosures to provide transparency and accountability to all of its stakeholders.

The core principles applied by the Company in implementing this philosophy are to provide a mix of compensation vehicles that generates a compensation package that is competitive with appropriate peer groups, rewards in both short-term and long-term perspectives the attainment of performance and growth objectives, aligns the interests of executive management with stockholders, and retains valuable executive talent. While consistency of application of these principles is a goal, sufficient flexibility is maintained to ensure that the overall philosophical intent of the executive compensation program is achieved.

The tools used by the Company during 2010 included:

•	Annual cash and other compensation that is competitive with the business peer group companies and also consistent with the general industry peer group companies (see below for our discussion of our peer groups);

•	Annual target incentive cash compensation that is predominantly at risk, performance-based, and indexed to the attainment of the Company’s growth objectives;

•	Longer-term incentive awards of stock-based compensation that are predominately performance-based and, accordingly, are at risk and that further align the interests of executive management with maximization of long-term stockholder value; and

•	Provision of longer range savings, retirement, and other benefits, including appropriate perquisites, to encourage the retention of the most experienced and talented executives through their most productive and valuable years of employment service.

The current executive compensation policy seeks to achieve the following targets:

•	Base salary compensation for each executive is targeted to be within an approximate range of 15% of the 50th percentile for the appropriate business peer group executive;

•	Base salary plus target payout of annual cash incentive award plan for each executive is targeted to be within an approximate range of 15% of the 75th percentile for the appropriate business peer group executive;

•	Total direct compensation, including the value of long-term incentives, is targeted to be approximately the 50th percentile for the appropriate business peer group executive; and

•	The allocation of total direct compensation among the at-risk elements of the compensation program utilized by the Company to provide an overall compensation structure that is balanced and competitive.

The Company believes that generally adhering to this policy, with the flexibility to make upward or downward adjustments as needed for individual or unusual market fluctuations or extraordinary performance considerations, provides consistency and predictability to the Company’s executives and alignment of interests and transparency to the Company’s investors. Variations in pay levels for executives are based on competition, level of responsibility and performance. Subject to the availability of timely information regarding peer group compensation at the time that compensation decisions are made, the Company believes that compensation for the named executive officers is within the established targets.

In establishing performance-based targets for cash incentive compensation to its named executive officers, the Company sets targets that are (a) indexed to the Company’s attainment of its budgeted operating performance, which corresponds to its guidance to investors, and (b) linked, if applicable, to an individual executive’s specific area of oversight. In the case of the Chief Executive Officer, the performance-based targets have three components — a continuing operations EPS target, an EBITDA target, and a net revenue target. The target performance-based incentive compensation plan for each executive provides both severely reduced payments for underachievement, as well as overachievement opportunity. The Company believes that a scaled payout opportunity versus an “all or nothing” approach best fulfills the Company’s objectives in providing these incentives.

The executive compensation process is implemented in annual cycles, commencing in the fall of each year with a compensation survey and study prepared by the Compensation Committee’s consultant, Mercer

Human Resources Consulting. The consultant’s work includes the identification and review of peer group compensation data by utilizing the most recent proxy statement data, other publicly available data (i.e., current reports on Form 8-K and other SEC filed data) and the consulting group’s own proprietary database of executive compensation information. The peer group data is analyzed and the competitiveness of the compensation paid to the Company’s named executive officers is evaluated based on direct compensation and relative performance metrics, and an annual growth rate factor (because the available data is approximately one year out-of-date) is computed to formulate proposed adjustments for the Company’s next fiscal year. Management and the Compensation Committee evaluate the information and make joint recommendations for any proposed adjustments to executive compensation levels and elements. The process is a collaborative one, involving the Compensation Committee and its consultant, the Company’s Chief Executive Officer, Chief Financial Officer and human resources executives, except that these officers or human resources executives are not involved in setting their own compensation. In February of each year, recommendations are reviewed by the Compensation Committee in connection with the determination of which incentive compensation awards and other performance-based compensation awards for the prior year were attained. This determination coincides with the completion of the Company’s annual financial statement audit and release of annual earnings. After earnings for the prior year are released to the public in the third or fourth week of February, final compensation adjustments are made by the Compensation Committee and reviewed and approved by the Board of Directors. At that time, base salaries are adjusted, prior-year incentive payments are made, then current-year target objectives are established, and equity awards are granted.

Compensation “Clawback” Policy

In February 2009, the Board of Directors adopted a policy requiring that, in certain circumstances, the elected officers of the Company reimburse the Company for the amount and/or value of performance-based cash, stock or equity based awards received by such elected officers, and/or gains realized by such elected officers in connection with these awards. The circumstances triggering this recoupment requires a determination by the Board of Directors, or an appropriate committee of the Board of Directors, that fraud by an elected officer materially contributed to the Company having to restate all or a portion of its financial statements. The Board of Directors or committee is granted the right to determine, in its discretion, the action necessary to remedy the misconduct. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including consideration of fairness and equity, and may require reimbursement to the extent the value transferred to the elected officer can be reasonably attributed to the reduction in the restated financial statements and the amount of the award would have been lower than the amount actually paid, granted or realized. The Company intends to impose such additional recoupment obligations as are necessary to comply with applicable laws.

Risk Assessment of Executive Compensation

The Compensation Committee, with management and the Compensation Committee’s compensation consultant, conducted a risk assessment of the Company’s compensation programs. As part of this assessment, the Compensation Committee reviewed the Company’s compensation programs for certain design features identified by the Compensation Committee and its advisors as having the potential to encourage excessive risk-taking, and considered the Company’s compensation programs in light of the Company’s key enterprise and business strategy risks. The Compensation Committee noted that the Company’s compensation programs are designed so that they do not include compensation mix overly weighted toward annual incentives, highly leveraged short-term incentives, uncapped or “all or nothing” bonus payouts or unreasonable performance goals. The Compensation Committee also noted several design features of the Company’s cash and equity incentive programs that reduce the likelihood of excessive risk-taking, including the use of reasonably obtainable and balanced performance metrics, maximum payouts at levels deemed appropriate, a carefully considered “peer group” to assure the Company’s compensation practices are measured and appropriately competitive, and significant weighting towards long-term incentives that promote longer-term goals and reward sustainable stock, financial and operating performance, especially when combined with the Company’s executive stock ownership guidelines. Additionally, the Company’s recently adopted executive compensation “clawback” policy allows the Company to recover bonus payments and certain equity awards under certain circumstances, and compliance and ethical behaviors of the Company’s executive officers are factors considered in all performance and bonus assessments. Based on its assessment, the Compensation Committee believes that the Company’s compensation programs do not motivate risk-taking that could reasonably be expected to have a materially adverse effect on the Company.

Employment Contracts; Change in Control Severance Agreements

None of the Company’s executive officers have a written employment agreement with the Company or any of its subsidiaries. In February 2007, on the recommendation of the Compensation Committee, the Board approved Change in Control Severance Agreements (the “CIC Agreements”) among the Company, Community Health Systems Professional Services Corporation (the employer of each of our executives), and each officer of the Company (collectively, the “Covered Executives”), effective as of March 1, 2007. Newly appointed officers of the Company have also been made party to CIC Agreements.

Effective as of December 31, 2008, an Amended and Restated Change in Control Severance Agreement was entered into with each of the Covered Executives (the “A&R CIC Agreement”). The CIC Agreements were amended and restated to comply with certain provisions of recent regulations and interpretations of sections §409A and §162(m) of the IRC. The A&R CIC Agreements were also amended to provide for an initial term that started December 31, 2008 and remained in effect until December 31, 2010, with automatic renewals of one (1) year commencing on December 31, 2010 and each December 31 thereafter unless either party provides ninety (90) days notice prior to December 31 of its intent to terminate.

The A&R CIC Agreements provide for certain compensation and benefits in the event of termination of a Covered Executive’s employment during the period following a change in control of the Company (as defined in the A&R CIC Agreements), (A) by the Company, other than as a result of the Covered Executive’s death or disability within thirty-six (36) months of the change in control or (B) by the Covered Executive, upon the happening of certain “good reason” events within twenty-four (24) months of the change in control, including, among other things, (i) certain changes in the Covered Executive’s title, position, responsibilities or duties, (ii) a reduction in the Covered Executive’s base salary, (iii) certain changes in the Covered Executive’s principal location of work or (iv) the failure of the Company to continue in effect any material compensation or benefit plan. The thirty-six (36) and twenty-four (24) month time periods described in the preceding sentence apply to the A&R CIC Agreements for the Company’s President and Chief Executive Officer, the Executive Vice Presidents, Division Presidents and each Senior Vice President. For the A&R CIC Agreements with each Vice President of the Company, the applicable time periods are twenty-four (24) and twelve (12) months, respectively.

Compensation and benefits payable under the A&R CIC Agreements include, in the event of a qualifying termination of employment, a lump sum payment equal to the sum of (i) unpaid base pay, (ii) accrued but unused paid vacation or sick pay and unreimbursed business expenses, (iii) any other compensation or benefits in accordance with the terms of the Company’s existing plans and programs, (iv) a pro rata portion of incentive bonus that would have been earned by the Covered Executive for the year of termination based on actual performance and (v) three (3) times (two (2) times, in the case of each Vice President of the Company) the sum of base salary and the higher of (A) the highest incentive bonus earned during any of the three (3) fiscal years prior to the fiscal year in which the Covered Executive’s termination of employment occurs or, if greater, the three fiscal years prior to the fiscal year in which change in control occurs and (B) the target incentive bonus for the fiscal year in which the Covered Executive’s termination of employment occurs assuming the performance objectives were met in full. The Covered Executives will also be entitled to continuation of certain health and welfare benefits for thirty-six (36) months following termination (twenty-four (24) months in the case of each Vice President) and reimbursement of up to $25,000 for outplacement counseling and related benefits.

In addition, the Covered Executives will be entitled to receive certain “gross up” payments to offset any excise tax imposed by Section 4999 of the IRC on any payment or distribution by the Company to or for their benefit, including under any stock option, restricted stock or other agreement, plan or program; provided, however, that if a reduction in such payments or distributions by 10% or less would cause no excise tax to be payable, then the payments and distributions to the Covered Executive will be reduced by that amount and no excise tax gross up payment will be paid.

The Company’s executive officers are employees of the Company’s indirect, wholly-owned subsidiary, Community Health Systems Professional Services Corporation and hold the same elected officer titles with this entity as they do with the Company.

Components of the Executive Compensation Program

In February 2010 (in accordance with its annual review process), the Compensation Committee approved management’s recommendations for compensation levels, the attainment of performance objectives for performance-based cash incentive compensation awards for 2009, the attainment of performance objectives for performance-based restricted stock awarded in 2009, performance-based incentive compensation targets for 2010, and equity awards (stock options and performance-based restricted stock awards) for each of the named executive officers.

In accordance with the process described above, the Company utilized a benchmark peer group for the named executive officers.

The business peer group was revised for the 2009 compensation cycle, to include five (5) hospital/provider companies whose stock or debt securities are publicly traded and five (5) health insurance/managed care providers whose stock is publicly traded. This group is similar to the business peer group that was used in the past, but was adjusted to include certain larger companies and to eliminate one smaller company. The ten (10) companies used for the 2009, 2010, and 2011 business peer group analysis (the “business peer group”) are:

Business Peer Group Companies

• HCA Inc.	• UnitedHealth Group Incorporated
• Tenet Healthcare Corporation	• WellPoint, Inc.
• Universal Health Services, Inc.	• Aetna Inc.
• Health Management Associates, Inc.	• Humana Inc.
• Coventry Health Care, Inc.	• CIGNA Corporation

The Compensation Committee with the assistance of its consultant, Mercer Human Resources Consulting, believes that the executive compensation should also be benchmarked against a group of companies that are of a similar size to the Company, but operate in other industries, in most cases with minimal international presence. This general industry peer group, which is modified slightly from year to year, consists of the following companies, includes some light manufacturing companies and excludes companies in the technology and transportation industries (the “general industry peer group”):

General Industry Peer Group Companies (for 2010 — 2011 Compensation Cycle)

• Raytheon Company (new for 2011)	• Smithfield Foods, Inc.
• International Paper Company	• Danaher Corporation
• Coca-Cola Enterprises Inc.	• Sara Lee Corporation
• J.C. Penney Company, Inc. (new for 2011)	• Genuine Parts Company
• Whirlpool Corporation	• Ball Corporation
• Tesoro Corporation (new for 2011)	• V.F. Corporation
• Xerox Corporation	• The Hertz Corporation
• The Chubb Corporation (new for 2011)	• The Sherwin-Williams Company
• PPG Industries, Inc.	• Fortune Brands, Inc.
• Weyerhaeuser Company (omitted for 2011)	• Mohawk Industries, Inc. (omitted for 2011)
• The Pepsi Bottling Group, Inc. (omitted for 2011)	• Gannett Co., Inc. (omitted for 2011)
• ConAgra Foods, Inc.	• Dover Corporation (omitted for 2011)
• Jacobs Engineering Group Inc.	• MeadWestvaco Corporation (omitted for 2011)

For Mr. Smith, the Company’s Chairman, President, and Chief Executive Officer, the Chief Executive Officer position at the business peer group companies was utilized for comparison purposes. For the other named executive officers, because there are no consistent, direct comparative positions at the business peer group companies, the following comparisons were used: Mr. Cash, the Company’s Executive Vice President and Chief Financial Officer, was compared to the “second most highly compensated officer” at all business peer group companies; for the next three most highly compensated named executive officers of the Company, the average of the business peer group’s “third, fourth and fifth most highly compensated named executive officers” compensation figures were utilized to form the comparison. In addition to the comparisons to the business peer group, the same executive comparisons were used to benchmark compensation elements against the general industry peer group’s compensation. These comparisons yielded approximately the same adjustments as does the business peer group analysis, further validating the Compensation Committee’s work.

Base Salary

Base salary, as its name implies, is the basic element of the employment relationship, designed to compensate the executive for his or her day-to-day performance of duties. The amount of base salary distinguishes individuals’ level and responsibility within the organization. Exceptional performance and contribution to the growth and greater success of the organization are rewarded through other compensation elements, and for this reason, the benchmark target for base salary is generally set to be within a range of 15% of the 50th percentile of the selected business peer group executive.

Utilizing the benchmarking survey analyses described above, the base salaries of the Chief Executive Officer and the other named executive officers were reviewed. In addition to the benchmarking policies, the Compensation Committee also evaluated each individual’s unique contributions to the organization and overall industry trends. In 2010, the Chief Executive Officer’s salary was increased by 5% over his 2009 base salary, to $1,365,000. For 2010, the base salary of the Chief Financial Officer was increased by 5% over his 2009 base salary, to $735,000. In our peer group analysis, our Division Presidents (three of whom are named executive officers) continued to fall below our target range and the 2010 base salary of each was increased by 9% to 10% over their 2009 base salaries to meet our compensation objectives for base salary.

Cash Incentive Compensation

Cash incentive compensation awards to the named executive officers are made pursuant to the Company’s 2004 Employee Performance Incentive Plan (initially approved by the stockholders in 2004 and subsequently, as amended and restated, approved in 2009). This non-equity incentive compensation plan provides for a wide range of potential awards and is utilized as a compensation vehicle across the Company. Cash incentive compensation awards are intended to align employees’ interests with the goals and strategic initiatives established by the Company and to reward employees for their contributions during the period to which the incentive award relates. Cash incentive compensation awards’ targets are typically expressed as a percentage of the individual’s base salary. Based on the nature of the Company’s business, the performance period applicable to cash incentive compensation awards for its named executive officers is tied to the attainment of annual performance objectives; however, for other employees, incentives may be linked to goal attainment over shorter or longer periods of time.

The Company did not undertake a statistical analysis to quantify how difficult it would be for Messrs. D. Miller, Hussey and T. Miller to achieve the relevant target levels of Divisional Hospital EBITDA, EBITDA Margin Improvement, Divisional Hospital Revenue and Non-Self Pay Admissions Growth (collectively, the “Performance Measures”). However, at the time the target levels for the Performance Measures were set, the Compensation Committee believed that achieving such target levels, although challenging, was achievable with significant effort from the named executive officers. Accordingly, the likelihood of the named executive officers achieving their respective target levels for the Performance Measures is not known and historically, in any given year, not all of the target levels were fully achieved by all named executive officers. The Compensation Committee determined that it was appropriate to add a difficulty layer to obtaining the cash incentive compensation awards in order to motivate the named executive officers to meet the Company’s business goals and to align named executive officers’ interests with the goals and strategic initiatives established by the Company.

Cash incentive compensation awards are “at risk” as they are subject to the attainment of specific goals. For each named executive officer, the individual’s target plan includes two or more budgeted goals, and for each goal, different award amounts may be earned depending on the level at which that goal is attained, (i.e., an underachievement and overachievement opportunity). The risk of not attaining the goals is substantial. For 2010, the Company’s goals were as follows:

•	The EBITDA target was $1.745 billion (with a minimum of $1.5705 billion, which would have yielded 50% of bonus amount linked to this objective),

•	The Continuing Operations EPS target was $2.85 per share (with a minimum of $2.60, which would have yielded 50% of bonus amount linked to this objective), and

•	The Net Revenues target was $12.9 billion (with a minimum of $11.61 billion, which would have yielded 50% of the bonus amount linked to this objective).

Each goal target is scaled to achieve partial award for less than targeted performance. For example, for each 1% decrease in the Company’s EBITDA achievement, the award percentage amount was reduced by 5%, so that at 90% of target attainment, 50% of the specified award percentage would have been paid. However, no awards are paid when the Company’s EBITDA achievement is below 90% of target attainment. On the other hand, if the target for Company EBITDA or net revenues had been exceeded, each named executive officer would have received an additional 1% of their base salary for each 1% over the target, and if the target for the Company’s continuing operations EPS, had been exceeded, each named executive officer would have received an additional 1% of their base salary for each $0.01 over the target, up to a plan maximum specified for each named executive officer. Target amounts may be adjusted for significant changes in acquisition and divestiture assumptions. No such adjustments were made in 2010. Additional division-specific goals are based upon certain financial and operational results of the hospitals within each respective division.

For 2010, the targeted goals were met as follows: Company EBITDA — 101%; Continuing Operations EPS — 106%; and Net Revenue — 101%. Individual Division President’s goal attainment varied depending upon the operations within the applicable division as set forth in the table below.

The Company’s 2010 performance, which far exceeded the Company’s business plan, also resulted in total actual compensation that compared favorably to the compensation paid to the executives of the business peer group companies. As a result of this exceptional performance, the named executive officers were in the top quartile relative to the business peer group.

With respect to each of the named executive officers, who have been designated by the Compensation Committee as “covered employees” under this plan, their 2010 awards, which are administered solely by the Compensation Committee, are limited to awards which will be treated as “qualified performance-based compensation” under Section 162(m) of the IRC. Awards to other employees, including the other executive officers, are administered by management; however, the targets and awards are approved and ratified by the Compensation Committee. Awards to executive officers who are not designated as “covered employees” may be discretionary in nature.

For 2010, for each component of the non-equity incentive plan compensation, the targeted award and attained award, expressed as a percentage of base salary, for each named executive officer along with the maximum incentive award attainable are set forth in the table below:

		Non-equity Incentive Plan Compensation
		(Expressed as a Percentage of Base Salary)
		Target	Attainment

Wayne T. Smith,	Company EBITDA	175.0%	175.0%
Chairman, President and	Company Continuing Operations EPS	65.0%	65.0%
Chief Executive Officer	Company Net Revenues	25.0%	25.0%

	Target	265.0%	265.0%
	Performance Improvement Awarded	25.0%	25.0%
	Overachievement of Company goals	—	18.0%

	Total Achievement	—	308.0%

	Total Achievement Limited to Maximum Award Attainable	300.0%	300.0%

W. Larry Cash,	Company EBITDA	100.0%	100.0%
Executive Vice President and	Company Continuing Operations EPS	45.0%	45.0%
Chief Financial Officer	Company Net Revenues	20.0%	20.0%

	Target	165.0%	165.0%
	Performance Improvement Awarded	25.0%	25.0%
	Overachievement of Company goals	—	18.0%

	Total Achievement	—	208.0%

	Total Achievement Limited to Maximum Award Attainable	200.0%	200.0%

David L. Miller	Division Hospital EBITDA	75.0%	75.0%
President, Division Operations	Company EBITDA	20.0%	20.0%
	Company Continuing Operations EPS	15.0%	15.0%
	Division Hospital EBITDA Margin Improvement	10.0%	9.0%
	Division Hospital Revenue	5.0%	5.0%
	Division Hospital Non-Self Pay Admissions Growth	5.0%	5.0%

	Target	130.0%	129.0%
	Performance Improvement Awarded	10.0%	10.0%
	Overachievement of Company goals	—	17.0%

	Total Achievement	—	156.0%

	Total Achievement Limited to Maximum Award Attainable	150.0%	150.0%

William S. Hussey	Division Hospital EBITDA	75.0%	75.0%
President, Division Operations	Company EBITDA	20.0%	20.0%
	Company Continuing Operations EPS	15.0%	15.0%
	Division Hospital EBITDA Margin Improvement	10.0%	10.0%
	Division Hospital Revenue	5.0%	5.0%
	Division Hospital Non-Self Pay Admissions Growth	5.0%	4.0%

	Target	130.0%	129.0%
	Performance Improvement Awarded	10.0%	10.0%
	Overachievement of Company goals	—	17.0%

	Total Achievement	—	156.0%

	Total Achievement Limited to Maximum Award Attainable	150.0%	150.0%

Thomas D. Miller	Division Hospital EBITDA	75.0%	67.5%
President, Division Operations	Company EBITDA	20.0%	20.0%
	Company Continuing Operations EPS	15.0%	15.0%
	Division Hospital EBITDA Margin Improvement	10.0%	10.0%
	Division Hospital Revenue	5.0%	2.0%
	Division Hospital Non-Self Pay Admissions Growth	5.0%	2.0%

	Target	130.0%	116.5%
	Performance Improvement Awarded	10.0%	10.0%
	Overachievement of Company goals	—	17.0%

	Total Achievement	—	143.5%

	Total Achievement Limited to Maximum Award Attainable	150.0%	143.5%

The attainment of incentive compensation from the overachievement of Company goals, as reflected in the table above, was derived from the components of the cash incentive compensation awards, as follows:

Overachievement of Company Goals
(expressed as a percentage of base salary)

		Company
	Company	Continuing	Company Net	Total
	EBITDA	Operations EPS	Revenues	Overachievement

Wayne T. Smith	1.0%	16.0%	1.0%	18.0%
W. Larry Cash	1.0%	16.0%	1.0%	18.0%
David L. Miller	1.0%	16.0%	n/a	17.0%
William S. Hussey	1.0%	16.0%	n/a	17.0%
Thomas D. Miller	1.0%	16.0%	n/a	17.0%

Long-term Incentives

Equity awards are designed to reward the executives for their longer-term contributions to the success and growth of the Company and are directly linked to maximizing stockholder value. They also serve as a key retention tool, bridging annual base salary and incentive compensation payments to retirement and other end-of-service compensation benefits. Long-term incentives comprise a very important part of the Company’s executive compensation program, and currently greater than 60% of the pay mix of actual total direct compensation consists of a combination of stock options and restricted stock awards. For 2010, the Company’s current pay mix was competitive with the business peer group’s pay mix, which is consistent with the Company’s overall executive compensation philosophy and core principles. The pay mix was also consistent with compensation within the general industry peer group, which is consistent with the Company’s targeted ranges.

Equity-based incentive awards are made pursuant to the Company’s 2000 Stock Option and Award Plan, as amended and restated in 2009. This plan provides for a wide variety of stock-based compensation awards, including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance awards and other share-based awards. The Company only made awards in the form of non-qualified stock options and restricted stock, as these types of awards are most consistently used by the Company’s business peer group and are thus deemed to provide the most competitive compensation element for long-term incentive compensation.

The Company believes annual grants that create an appropriate (i.e., market competitive) mix of compensation elements more directly and effectively align the interests of management with those of stockholders. Under the Company’s compensation philosophy, all grants of both non-qualified stock options and restricted stock awards vest in one-third increments on each of the first three anniversary dates of the grant date, which further serves to align this compensation program element with the interests of investors. The Compensation Committee reviews and adjusts annually the size and mix of award types. Beginning in 2006 and continuing each year thereafter, the named executive officers’ restricted stock awards were modified to include a component of “qualified performance-based compensation”; these awards would be forfeited in their entirety, if the performance measures for the calendar year in which those grants were made had not been attained. The performance measures for the grants made in each year have been attained, and those grants are further subject to time-based restrictions, which lapse in one-third increments on each of the first three anniversary dates of the grants.

The 2010 performance-based restricted stock awards to the named executive officers were subject to the same type of performance criteria as were the 2009 and prior year awards; they require the satisfaction of one of two performance measures, either 75% of the low-end target range of 2010 earnings per share from continuing operations, or the attainment of 90% of the 2010 net operating revenue low-end target range, both as projected in February 2010. These awards would have been forfeited in their entirety if neither target was attained, but if either target was attained, then the performance-based criteria would have been met and the awards’ time-based restrictions would lapse in one-third increments on each of the first three anniversary dates of the grants.

In evaluating the long-term incentive awards to be made to the named executive officers for 2010, the Compensation Committee, in consultation with its independent consultant, considered a number of issues affecting compensation decisions at this time, including the rebound in stock prices from year end 2008 to year end 2009. As a result of this analysis, the Compensation Committee awarded a mix of equity awards that were less in number of shares than had been awarded in 2009. The Compensation Committee also continued to move away from utilizing non-qualified stock options for the named executive officers. Following the adoption of ASC 718, the Compensation Committee believes that full-value shares (versus non-qualified stock options) is a better match between accounting treatment and economic value.

In 2009, our stockholders approved an increase of 3,000,000 shares available for issuance under the Company’s 2000 Stock Option and Award Plan and also approved the adoption of the Company’s 2009 Stock Option and Award Plan, which provides for the issuance of up to 3,500,000 shares.

Benefits

The Company’s named executive officers are each eligible to participate in the Company’s customary qualified benefit plans for health, dental, vision, life insurance, long-term disability and retirement savings (401(k)). The named executive officers are eligible to participate in these plans on the same basis (i.e., benefits, premium amounts and co-payment deductibles) as all other full-time employees of the Company. The Company’s named executive officers also participate in or receive additional benefits, which are competitive with the benefits provided to executives of other companies.

Retirement and Deferred Compensation Benefits

The Company’s named executive officers also participate in executive compensation arrangements available only to specified officers of the Company and certain key employees of its subsidiaries. These plans include the Supplemental Executive Retirement Plan (the “SERP”), the Supplemental 401(k) Plan and the Deferred Compensation Plan, each of which is a non-qualified plan under the IRC. The benefits under these plans are made available to the named executive officers to encourage and reward their continued service through their most productive years.

The provision of a retirement benefit is necessary to remain competitive with the Company’s business peer group, and is thus an important element for the recruitment and retention of executives. Effective January 1, 2003, the Company adopted the SERP for the benefit of our officers and key employees of our subsidiaries. This plan is a non-contributory non-qualified defined benefit plan that provides for the payment of benefits from the general funds of the Company. The Compensation Committee of our Board of Directors administers this plan and all determinations and decisions made by the Compensation Committee are final, conclusive and binding upon all participants. In particular, the defined benefit provided under the SERP is intended to supplement the incentives provided by the other elements of the executive compensation program, for which the maximum provision of benefits is limited to three years.

The SERP generally provides that, when a participant retires after his or her normal retirement date (age 65), he or she will be entitled to an annual retirement benefit equal to (i) the participant’s Annual Retirement Benefit, reduced by (ii) the sum of the actuarial equivalent of the participant’s monthly amount of Social Security old age and survivor disability insurance benefits payable to the participant commencing at his or her unreduced Social Security retirement age.

For this purpose, the “Annual Retirement Benefit” means an amount equal to the average of the last five full years of service preceding the participant’s termination of employment, then multiplied by the lesser of (i) 60% or (ii) a percentage equal to 2% multiplied by the participant’s years of service. Mr. Smith and Mr. Cash have been credited with two years of service for each year of actual service up to 25 years of credit and thereafter, receive one year of credit for each year of service. Benefits are paid in a single lump sum. The benefit is reduced for the Social Security benefit. Employees who retire with fewer than 25 years of service receive a reduced benefit.

In the event of a change in control of the Company, all participants who have been credited with five or more years of service will be credited with an additional three years of service for purposes of determining the benefit. In addition, the benefit accrued by any such participant will become fully vested and be paid out as soon as administratively feasible in a single lump sum payment. Upon such payment to all participants, the SERP will terminate.

The Company’s named executive officers are also eligible to participate in and contribute to the Company’s non-qualified Deferred Compensation Plan. Employees’ voluntary contributions to this plan are tax deferred, but are subject to the claims of the general creditors of the Company. As of 2009, the named executive officers and employees are no longer eligible to contribute to the non-qualified Supplemental 401(k) Plan. The individual asset balances remaining in this plan are eligible for investment earnings to the named executive officers and employees. These plans do not play a significant role in the Company’s executive compensation program. Effective for 2009, no Company contributions are made to either of these plans and the named executive officers are limited to the matching provisions of the tax-qualified 401(k) plan.

Perquisites

The Company provides very little in the way of additional benefits to its named executive officers and operates under the belief that benefits of a personal nature or those which are not available to the other employees of the Company should be funded from the executives’ personal funds. The Company believes that the supplemental benefits that it does provide to the named executive officers are reasonable when compared to the business peer group and other companies and are appropriate additional items of compensation for these individuals.

Group-term life insurance (or a combination of group-term life insurance and individually-owned policies) is provided for each of the named executive officers in an amount equal to four times the individual’s base salary.

The Company operates aircraft to facilitate the operation of its business. The Board of Directors has adopted a policy that requires the Chief Executive Officer to use the Company’s aircraft for both his business and personal travel. From time to time, the other named executive officers are also permitted to use the Company’s aircraft for their personal use. The incremental cost of personal air travel attributable to each named executive officer’s personal aircraft usage has been included in the Summary Compensation table below and is taxed to the executive without gross-up based on IRS guidelines.

Termination of Service and Severance Arrangements

As described above, each of the named executive officers is party to an A&R CIC Agreement, which provides benefits only upon both a change in control of the Company and either a qualifying termination of employment, or in the event of certain other adverse changes in the terms of employment. In the event that a named executive officer is entitled to receive payment pursuant to his or her A&R CIC Agreement, that executive officer will not be eligible to participate in the Company’s severance policy. The Company’s severance policy provides that Messrs. Smith and Cash are entitled to receive twenty-four (24) months of their base salary (the other named executive officers are entitled to receive twelve (12) months of their then base salary). Also, upon termination without cause, all of the named executive officers are entitled to receive a pro-rated portion of their cash incentive compensation for the year of termination and under their restricted stock award agreements, the lapse schedule is accelerated. Upon termination, the named executive officers are entitled to continuation health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act by so electing and paying the then active employee premium amount. The period of this benefit is equal to the number of months of severance payment, i.e., twenty-four (24) months for Messrs. Smith and Cash and twelve (12) months for the other named executive officers.

In addition to the benefits payable under the life insurance policy or the long-term disability policy described above, in the event a named executive officer dies or is permanently disabled while in the employ of the Company, vesting is accelerated for all grants under the 2000 Stock Option and Award Plan and the 2009 Stock Option and Award Plan.

Additional Executive Compensation Policies

The Community Health Systems Stock Ownership Guidelines align the interests of its directors and executive officers with the interests of stockholders and promote the Company’s commitment to sound corporate governance. The guidelines apply to the following Company directors and officers, in the indicated multiples of either an officer’s base salary or a non-management director’s annual cash stipends at the time the participant becomes subject to the guidelines:

	Value of
	Common Stock
Position with the Company	Owned

Chairman/President/Chief Executive Officer	5.0	x

Non-Management Members of the Board of Directors	5.0	x

Executive Vice Presidents/Chief Financial Officer	3.0	x

Proxy “Named Executive Officers” (Division Presidents and Senior Vice Presidents)	3.0	x

Other Senior Vice Presidents	1.5	x

Other Officers	1.0	x

Company officers and directors subject to these guidelines are expected to achieve their respective ownership levels within five (5) years of becoming subject to the guidelines (and an additional five (5) years in the event of a promotion to a higher guideline). Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to these Stock Ownership Guidelines. Until such time as a Company officer or director satisfies the Stock Ownership Guidelines, that individual will also be required to hold, for at least one year, 100% of the shares received upon the exercise of stock options and upon the vesting of restricted stock units, in each case net of those shares required to pay the exercise price and any taxes due upon exercise or vesting.

Stock that counts towards satisfaction of the Company’s Stock Ownership Guidelines includes: (i) Common Stock held outright by the participant or his or her immediate family members living in the same household; (ii) restricted stock issued and held as part of an executive’s or director’s long-term compensation, whether or not vested; (iii) Common Stock underlying vested Community Health Systems, Inc. stock options; and (iv) Common Stock acquired on stock option exercises that the participant continues to hold. The Governance and Nominating Committee of the Board of Directors reviews each participant’s progress and compliance with the applicable guidelines and may grant any hardship waivers or exceptions (e.g., in the event of a divorce) as it deems necessary and appropriate. As of December 31, 2010, each director and officer subject to the Stock Ownership Guidelines met their ownership requirements.

Prohibition on Speculative Stock Transactions

The Company considers it inappropriate for any director or executive officer to enter into speculative transactions involving the Company’s securities. Therefore, the Company’s insider trading policy prohibits directors and executive officers from trading in any put or engaging in any short sale or other hedging transaction (including a short sale “against the box”) or equity swap of Company securities, or trading in any call or other derivative on Company securities.

Tax Considerations

Section 162(m) of the IRC limits the Company’s ability to deduct certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and to certain of the Company’s other named executive officers. This limitation does not apply to compensation that qualifies under applicable regulations as “performance-based.” The Company aims to design the performance-based compensation paid to its named executive officers so that it will satisfy the requirements for deductibility under Section 162(m). The Compensation Committee considers Section 162(m) when making compensation decisions, but other considerations, such as providing the Company’s named executive officers with competitive and adequate incentives to remain with and increase the Company’s business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Compensation Committee’s decisions. The Compensation Committee has and expects to continue to authorize payment of compensation to the Company’s named executive officers outside the deductibility limitation of Section 162(m) under certain circumstances.

Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”)

ASC 718 requires a public company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The Company’s equity awards to the named executive officers are structured to comply with the requirements of ASC 718. To maintain the appropriate equity accounting treatment, the Company takes such accounting treatment into consideration when designing and implementing its compensation programs.

In conclusion, the Company believes that the historical and continuing practices of the Company are in conformity, in all material respects, with the best practices of the industry and all current recommendations.

Executive Compensation Tables

Summary Compensation Table

The following table includes information regarding our named executive officers’ total compensation earned during the years ended December 31, 2010, 2009 and 2008.

							Change in
							Pension
							Value and
				Plan Based Awards			Non-qualified
				Restricted		Non-equity	Deferred	All
				Stock	Option	Incentive Plan	Compensation	Other	Total
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Compensation
Name and Position	Year	($)(1)	($)(1)	($)(2)	($)(3)	($)(1)	($)(4)	($)(5)	($)

Wayne T. Smith	2010	1,365,000	—	6,780,000	418,500	4,095,000	8,185,365	116,704	20,960,569
Chairman of the Board,	2009	1,300,000	—	4,545,000	303,000	3,900,000	7,584,981	203,009	17,835,990
President and Chief Executive Officer	2008	1,080,000	216,000	3,228,000	1,510,000	1,855,440	2,600,094	185,733	10,675,267

W. Larry Cash	2010	735,000	—	2,712,000	250,500	1,470,000	2,877,325	43,298	8,088,123
Executive Vice President	2009	700,000	—	1,818,000	121,200	1,400,000	2,859,864	75,139	6,974,203
and Chief Financial Officer	2008	664,000	132,800	1,936,800	453,000	825,352	1,016,279	113,932	5,142,163

David L. Miller	2010	600,000	40,000	1,356,000	100,200	900,000	1,116,520	28,073	4,140,793
President -	2009	550,000	—	909,000	60,600	825,000	707,866	26,489	3,078,955
Division Operations	2008	450,000	60,000	1,129,800	151,000	323,100	258,251	18,931	2,391,082

William S. Hussey	2010	600,000	100,000	1,356,000	100,200	900,000	733,839	30,365	3,820,404
President -	2009	550,000	—	909,000	60,600	825,000	188,112	22,525	2,555,237
Division Operations	2008	450,000	155,000	1,129,800	151,000	435,600	231,768	21,088	2,574,256

Thomas D. Miller	2010	600,000	140,000	1,356,000	100,200	861,000	290,999	18,964	3,367,163
President -	2009	550,000	—	909,000	60,600	825,000	31,167	18,412	2,394,179
Division Operations	2008	450,000	45,000	1,129,800	151,000	471,600	—	122,838	2,370,238

(1)	Amounts represent cash-based compensation. Total cash-based compensation for the year ended December 31, 2010 was as follows: Mr. Smith, $5,460,000; Mr. Cash, $2,205,000; and Mr. D. Miller, $1,540,000; Mr. Hussey, $1,600,000; and Mr. T. Miller, $1,601,000. In 2010, total cash compensation included those amounts in the bonus column above which were extraordinary bonus payments given in recognition of efforts to complete certain acquisitions. In 2008, total cash compensation included those amounts in the bonus column above which were extraordinary bonus payments given to recognize management’s accomplishments in light of the global economic conditions and further incentivize the named executive officers to effectively guide the Company through difficult economic times.

(2)	The dollar amount shown in the table above represents the fair value of restricted shares on their respective grant dates; February 24, 2010 ($33.90 per share); February 25, 2009 ($18.18 per share); and February 27, 2008 ($32.28 per share). The grant date fair value of restricted shares included in the table above is based on a 100 percent probability of meeting the performance conditions. The grant date fair value was computed in accordance with ASC 718.

(3)	The dollar amount shown in the table above represents the fair value of stock options on their respective grant dates; February 24, 2010 ($8.37 per share for Mr. Smith and $10.02 for Messrs. Cash, D. Miller, Hussey and T. Miller); February 25, 2009 ($6.06 per share); and February 27, 2008 ($7.55 per share). The grant date fair value was computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 2 of the consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2011 for the year ended December 31, 2010.

(4)	Represents the actuarial increase in the present value of the named executive officer’s benefit under the SERP using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. The increase in the change in pension value in 2010 is primarily attributable to the impact of current year non-equity incentive plan compensation on the calculation of benefits under the Plan, the adoption of provisions in the plan to comply with Section 409A of the IRC and a decrease in the assumed interest rates, based on the 10-year Treasury note. The non-qualified deferred compensation plan earnings contained no above-market or preferential portion of earnings for 2010, 2009 or 2008.

(5)	All Other Compensation for the year ended December 31, 2010 consists of the following:

			Deferred
			Compensation		Personal
		401(k) Plan	Plan		Use
	Long-Term	Employer	Employer	Life	of
	Disability	Matching	Matching	Insurance	Corporate	Membership/
	Premiums	Contributions	Contributions	Premiums	Aircraft	Dues
Name	($)	($)	($)	($)	($)	($)

Wayne T. Smith	5,950	8,575	—	41,939	55,452	4,788
W. Larry Cash	5,950	8,575	—	14,147	14,626	—
David L. Miller	5,950	8,575	—	13,548	—	—
William S. Hussey	5,950	8,575	—	15,840	—	—
Thomas D. Miller	3,500	8,575	—	6,889	—	—

Grants of Plan-Based Awards

The following table sets forth the actual number of stock options and restricted stock awards granted and the range of potential payment under the 2004 Employee Performance Incentive Plan for the named executive officers for the year ended December 31, 2010 and the grant date fair value of these awards. There can be no assurance that the grant date fair value of options and restricted stock awards will ever be realized.

								All Other	All Other
								Stock	Option	Exercise	Grant Date
								Awards:	Awards:	or Base	Fair
		Estimated Future Payouts Under			Estimated Future Payouts			Number of	Number of	Price of	Value of
		Non-Equity Incentive Plan			Under			Shares of	Securites	Option	Stock and
		Awards			Equity Incentive Plan Awards			Stock	Underlying	Awards	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	per Share	Awards
Name	Date	($)	($)(1)	($)	(#)	(#)(1)	(#)	(#)	(#)(2)	($)(3)	($)(4)

Wayne T. Smith	2/24/2010							—	50,000	33.90	418,500
	2/24/2010	—	3,617,250	4,095,000	—	200,000	—				6,780,000

W. Larry Cash	2/24/2010							—	25,000	33.90	250,200
	2/24/2010	—	1,212,750	1,470,000	—	80,000	—				2,712,000

David L. Miller	2/24/2010							—	10,000	33.90	100,200
	2/24/2010	—	780,000	900,000	—	40,000	—				1,356,000

William S. Hussey	2/24/2010							—	10,000	33.90	100,200
	2/24/2010	—	780,000	900,000	—	40,000	—				1,356,000

Thomas D. Miller	2/24/2010							—	10,000	33.90	100,200
	2/24/2010	—	780,000	900,000	—	40,000	—				1,356,000

(1)	With respect to the February 24, 2010 grant of restricted stock, the performance measure was achievement of 90% of the low end of the range of projected net revenues as stated in the Company’s earnings release filed with the SEC on Form 8-K on February 17, 2010. Since this performance criteria was met, the awards time-based restrictions will lapse in one-third increments on each of the first three anniversaries of the grant date. In the event of a change in control of the Company, as defined in our 2000 Stock Option and Award Plan, all such restricted stock shall vest and the restrictions shall lapse immediately.

(2)	Represents options granted under our 2000 Stock Option and Award Plan. The options granted on February 24, 2010 became or will become exercisable with respect to one-third of the shares covered thereby on each of February 24, 2011, February 24, 2012, and February 24, 2013. In the event of a change in control of the Company as defined in our 2000 Stock Option and Award Plan, all such options become immediately and fully exercisable.

(3)	Closing market value of the shares of our Common Stock on February 24, 2010, the date of grant. The closing market value of the shares of our Common Stock at December 31, 2010 was $37.37.

(4)	Represents the grant date fair value calculated under ASC 718, and as presented in our audited consolidated financial statements included in our Annual Report on Form 10-K for the 2010 fiscal year. The fair value of the stock option awards for financial reporting purposes will likely vary from the actual amount ultimately realized by the named executive officers based on a number of factors. These factors include our actual operating performance, stock price fluctuations, differences from the valuation assumptions used, and the timing of exercise or applicable vesting.

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding stock option awards classified as exercisable and unexercisable and unvested restricted stock awards as of December 31, 2010 for the named executive officers.

	Option Awards						Stock Awards
									Equity Incentive
			Equity Incentive						Plan Awards:	Equity Incentive
			Plan Awards:						Number of	Plan Awards:
	Number of	Number of	Number of				Number of	Market Value	Unearned	Market or
	Securities	Securities	Securities				Shares or	of Shares or	Shares,	Payout Value of
	Underlying	Underlying	Underlying				Units of	Units of	Units or Other	Unearned Shares,
	Unexercised	Unexercised	Unexercised				Stock That	Stock That	Rights That	Units or Other
	Options	Options	Unearned	Option	Option		Have Not	Have Not	Have Not	Rights That Have
	Exercisable	Unexercisable	Options	Exercise	Expiration		Vested	Vested	Vested	Not Vested
Name	(#)(1)	(#)(2)	(#)	Price	Date		(#)	($)(3)	(#)	($)

Wayne T. Smith	500,000	—	—	$20.30	5/22/2013
	100,000	—	—	$32.37	2/28/2013
	100,000	—	—	$38.30	3/1/2014
	100,000	—	—	$37.21	2/27/2015
	500,000	—	—	$40.41	7/24/2015	(4)
	133,333	66,667	—	$32.28	2/26/2018
	16,666	33,334	—	$18.18	2/24/2019
	—	50,000	—	$33.90	2/23/2020
							400,001	14,948,037	—	—

W. Larry Cash	20,000	—	—	$20.30	5/22/2013
	65,000	—	—	$32.37	2/28/2013
	50,000	—	—	$38.30	3/1/2014
	60,000	—	—	$37.21	2/27/2015
	200,000	—	—	$40.41	7/24/2015	(4)
	40,000	20,000	—	$32.28	2/26/2018
	6,666	13,334	—	$18.18	2/24/2019
	—	25,000	—	$33.90	2/23/2020
							166,667	6,228,346	—	—

David L. Miller	30,000	—	—	$32.37	2/28/2013
	20,000	—	—	$38.30	3/1/2014
	10,000	—	—	$37.21	2/27/2015
	100,000	—	—	$40.41	7/24/2015	(4)
	13,333	6,667	—	$32.28	2/26/2018
	3,333	6,667	—	$18.18	2/24/2019
	—	10,000	—	$33.90	2/23/2020
							85,001	3,176,487	—	—

William S. Hussey	10,000	—	—	$23.00	5/22/2011
	60,000	—	—	$20.25	12/10/2012
	90,000	—	—	$20.30	5/22/2013
	60,000	—	—	$27.29	2/24/2014
	30,000	—	—	$32.37	2/28/2013
	20,000	—	—	$38.30	3/1/2014
	10,000	—	—	$37.21	2/27/2015
	100,000	—	—	$40.41	7/24/2015	(4)
	13,333	6,667	—	$32.28	2/26/2018
	3,333	6,667	—	$18.18	2/24/2019
	—	10,000	—	$33.90	2/23/2020
							85,001	3,176,487	—	—

Thomas D. Miller	50,000	—	—	$40.41	7/24/2015	(4)
	13,333	6,667	—	$32.28	2/26/2018
	3,333	6,667	—	$18.18	2/24/2019
	—	10,000	—	$33.90	2/23/2020
							85,001	3,176,487	—	—

(1)	These options were fully vested as of December 31, 2010.

(2)	Vesting of unexercisable options occurred or will occur, subject to the terms of the 2000 Stock Option and Award Plan, on February 27, 2011 for options expiring on February 26, 2018 and in equal increments on February 25, 2011 and February 25, 2012 for options expiring on February 24, 2019, and in equal increments on February 24, 2011, February 24, 2012, and February 24, 2013 for options expiring on February 23, 2020.

(3)	The dollar value in the table above represents the market value of shares of Common Stock on December 31, 2010 ($37.37 per share) and consists of unvested awards from the following grants set forth in the table below.

		Unvested
	Date	Restricted
Name	Granted	Shares

Wayne T. Smith	2/27/2008	33,334
	2/25/2009	166,667
	2/24/2010	200,000

W. Larry Cash	2/27/2008	20,000
	2/25/2009	66,667
	2/24/2010	80,000

David L. Miller	2/27/2008	11,667
	2/25/2009	33,334
	2/24/2010	40,000

William S. Hussey	2/27/2008	11,667
	2/25/2009	33,334
	2/24/2010	40,000

Thomas D. Miller	2/27/2008	11,667
	2/25/2009	33,334
	2/24/2010	40,000

Vesting of these awards occurred or will occur, subject to the terms of the 2000 Stock Option and Award Plan, in one-third increments on each of the first three (3) anniversaries of the dates of grants for grants on February 27, 2008, February 25, 2009 and February 24, 2010.

(4)	These options were a special one-time grant that was associated with the Triad acquisition in July 2007.

Option Exercises and Stock Vested

The following table sets forth certain information regarding options exercised for the named executive officers along with the number of stock awards that vested during the year ended December 31, 2010.

	Stock Options		Stock Awards
	Number of		Number of
	Shares	Value Realized	Shares
	Acquired	Upon Exercise	Acquired	Value Realized
	on Exericse	or Vesting	on Vesting	Upon Vesting
Name	(#)	($)(1)	(#)	($)(1)

Wayne T. Smith	250,000	5,176,651	160,000	5,417,367

W. Larry Cash	240,000	4,809,360	73,333	2,486,789

David L. Miller	200,000	3,144,462	39,333	1,334,776

William S. Hussey	—	—	39,333	1,334,776

Thomas D. Miller	—	—	28,333	957,806

(1)	The value realized upon vesting is based on the fair market value on the date of vesting.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers as of December 31, 2010, including the number of years of service credited to each such named executive officer. Under the Company’s SERP, the present value is determined by using interest rate and mortality rate assumptions consistent with those described in the footnotes of the Company’s audited consolidated financial statements for the year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2011.

This plan is a non-contributory non-qualified defined benefit plan that provides for the payment of benefits from the general funds of the Company. The plan generally provides that, when a participant retires after his or her normal retirement age (age 65), he or she will be entitled to an annual retirement benefit equal to the participant’s Annual Retirement Benefit, reduced by the sum of the actuarial equivalent of the participant’s monthly amount of Social Security old age and survivor disability insurance benefits payable to the participant commencing at his or her unreduced Social Security retirement age. For this purpose, the “Annual Retirement Benefit” means an amount equal to the sum of the participant’s compensation for the highest three years out of the last five full years of service preceding the participant’s termination of employment, divided by three, then multiplied by the lesser of 60% or a percentage equal to 2% multiplied by the participant’s years of service.

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last
	Plan	Service	Benefits	Fiscal Year
Name	Name	(#)(1)	($)	($)

Wayne T. Smith	SERP	26.50	26,610,466	—

W. Larry Cash	SERP	25.75	10,266,561	—

David L. Miller	SERP	13.08	2,799,167	—

William S. Hussey	SERP	7.58	1,510,046	—

Thomas D. Miller	SERP	3.42	322,166	—

(1)	Under the SERP, both Mr. Smith and Mr. Cash are credited with two (2) years of service for every actual year worked, until the total years of service equal 25 years, and then one year of service for each year worked thereafter.

Non-qualified Deferred Compensation

The following table shows the contributions, earnings and account balances for the named executive officers in the Deferred Compensation Plan. Participation in this plan is limited to a selected group of management or highly compensated employees of the Company. Vesting in the Company match contributions in the Deferred Compensation Plan is 20% per year until fully vested at five (5) years. The participants may select their investment funds in the plan in which their accounts are deemed to be invested and if no fund is selected by the participant, the Company contributions will be deemed to be invested in a money market account for the participant. Beginning in 2009, the Company no longer contributes to this plan.

Withdrawals from this plan are paid in equal annual installments over a period of ten (10) years, with the first payment being made on the first business day of the calendar year following the participant’s termination of employment or death unless the participant made an election to receive such distributions in the form of a lump sum payment or in five (5) equal installment payments subject to any required delay pursuant to Section 409A of the IRC.

	Executive	Aggregate	Aggregate	Aggregate
	Contributions	Earnings	Withdrawals/	Balance
	in Last	in Last	Distributions	at Last
Name	FY ($)(1)	FY ($)(2)	($)	FYE ($)(3)

Wayne T. Smith	—	639,522	—	5,624,094

W. Larry Cash	—	172,884	—	1,193,142

David L. Miller	—	24,258	—	135,710

William S. Hussey	165,000	42,238	—	624,557

Thomas D. Miller	94,525	32,047	—	419,720 (4)

(1)	Contributions from 2010 salary. These amounts are also included as compensation in the Summary Compensation Table.

(2)	Investment earnings for 2010.

(3)	Plan balance as of December 31, 2010.

(4)	The year end balance for Mr. T. Miller included balances in the CHS/Community Health Systems, Inc. Deferred Compensation Plan of $276,982 and a balance in the CHS Non-Qualified Deferred Compensation Plan formerly known as the Triad Deferred Compensation Plan of $142,738.

Potential Payments upon Termination or Change in Control

The table below sets forth potential payments and/or benefits that would be provided to our current named executive officers upon termination of employment or a change in control. These amounts are the incremental or enhanced amounts that a named executive officer would receive that is in excess of those benefits that the Company would generally provide to other employees under the same circumstances. These amounts are estimates only and are based on the assumption that the terminating event or a change in control, as applicable, occurred on December 31, 2010. The closing price of the Company’s Common Stock was $37.37 on that date.

		Equity Incentive Plan Awards
			Acceleration	Retirement	Health and	Outplacement
	Cash	Acceleration of	of Restricted	Benefit -	Welfare	Counseling and	Excise Tax
	Severance	Options	Stock	SERP	Benefits	Related Benefits	Gross-Up	Total
Named Executive Officer	($)	($)	($)	($)	($)	($)	($)	($)

Wayne T. Smith
Voluntary termination	—	—	—	27,206,281	—	—	—	27,206,281
Involuntary termination for cause	—	—	—	—	—	—	—	—
Retirement	—	—	—	27,206,281	—	—	—	27,206,281
Involuntary termination	6,825,000	—	14,948,037	27,206,281	—	—	—	48,979,318
Change in control of the company	16,380,000	1,152,514	14,948,037	30,786,949	15,000	25,000	9,369,734	72,677,234

W. Larry Cash
Voluntary termination	—	—	—	12,362,783	—	—	—	12,362,783
Involuntary termination for cause	—	—	—	—	—	—	—	—
Retirement	—	—	—	12,362,783	—	—	—	12,362,783
Involuntary termination	2,940,000	—	6,228,346	12,362,783	—	—	—	21,531,129
Change in control of the company	6,615,000	444,429	6,228,346	14,756,559	15,000	25,000	—	28,084,334

David L. Miller
Voluntary termination	—	—	—	3,340,969	—	—	—	3,340,969
Involuntary termination for cause	—	—	—	—	—	—	—	—
Retirement	—	—	—	3,340,969	—	—	—	3,340,969
Involuntary termination	1,500,000	—	3,176,487	3,340,969	—	—	—	8,017,456
Change in control of the company	4,500,000	196,575	3,176,487	4,461,807	15,000	25,000	—	12,374,869

William S. Hussey
Voluntary termination	—	—	—	1,834,486	—	—	—	1,834,486
Involuntary termination for cause	—	—	—	—	—	—	—	—
Retirement	—	—	—	1,834,486	—	—	—	1,834,486
Involuntary termination	1,500,000	—	3,176,487	1,834,486	—	—	—	6,510,973
Change in control of the company	4,500,000	196,575	3,176,487	2,914,064	15,000	25,000	2,924,421	13,751,547

Thomas D. Miller
Voluntary termination	—	—	—	—	—	—	—	—
Involuntary termination for cause	—	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—	—
Involuntary termination	1,461,000	—	3,176,487	—	—	—	—	4,637,487
Change in control of the company	4,383,000	196,575	3,176,487	—	15,000	25,000	2,348,028	10,144,090

Below is a discussion of the estimated payments and/or benefits under four events:

1. Voluntary Termination or Involuntary Termination for Cause, which includes resignation and involuntary termination for cause, including the Company’s termination of the named executive officer’s employment for reasons such as violation of certain Company policies or for performance related issues, but does not include retirement.

2. Retirement, as defined in the various plans and agreements.

3. Involuntary Termination, which includes a termination other than for cause, but does not include a termination related to a change in control of the Company.

4. Change in Control of the Company, as defined in the A&R CIC Agreements previously described in the “Employment Contracts; Change in Control Severance Arrangements” section of the Compensation Discussion and Analysis.

Severance Benefits

The hypothetical benefit to be received by any executive for a particular event should not be combined with any other event, as a named executive officer could be compensated, if at all, for only one event.

Voluntary Termination, or Involuntary Termination for Cause.  No severance amounts are payable in the event of voluntary termination or an involuntary termination for cause.

Retirement.  No severance amounts are payable upon retirement.

Involuntary Termination.  Mr. Smith and Mr. Cash would receive two (2) times the sum of the base salary and the higher of the highest incentive bonus earned during any of the three (3) fiscal years prior to the fiscal year in which Mr. Smith’s or Mr. Cash’s termination occurs. Messrs. D. Miller, Hussey and T. Miller each would receive the sum of the base salary and the higher of the highest incentive bonus earned during any of the three (3) fiscal years prior to the fiscal year in which Messrs D. Miller’s, Hussey’s or T. Miller’s termination occurs.

Change in Control of the Company.  The named executive officers would receive three (3) times the sum of the base salary and three (3) times the sum of the highest incentive bonus earned during any of the three (3) fiscal years prior to the fiscal year in which change in control occurs.

Equity-Incentive Plan Awards

Each named executive officer has outstanding long-term incentive awards granted under the Company’s equity-based plans. See the Grants of Plan-Based Awards and the Outstanding Equity Awards at Fiscal Year-End Tables above. In certain termination events or upon a change in control, there would be an acceleration of the vesting schedule of restricted stock and/or stock options.

Voluntary Termination or Involuntary Termination for Cause.  If a named executive officer voluntarily terminates his employment prior to being eligible for retirement, or the Company terminates his employment for cause, his unvested restricted stock and unvested stock options will be forfeited. In addition, any vested but unexercised stock options would be forfeited if not exercised within 90 days of the terminating event.

Retirement.  Upon retirement, unvested stock options would be forfeited.

Involuntary Termination.  If a named executive officer is terminated by the Company for any reason other than for cause, his unvested stock options will be forfeited, but his performance-based restricted stock award will continue until such time as the Board or an appropriate committee determines that the performance objective has been obtained. If attained, then the restrictions on the entire award shall lapse on the first anniversary of the date of grant (or if the termination occurs after the performance objective has been attained, the restrictions on the entire award shall lapse immediately). If the performance objective is not attained, the award shall be forfeited in its entirety. The value of unvested restricted stock that would become fully vested for each of the named executive officers is presented in the above table.

Change in Control of the Company.  The value of in-the-money unvested stock options that would become fully vested for each of the named executive officers and the value of unvested restricted stock that would become fully vested for each of the named executive officers is presented in the above table.

Retirement Benefits

The amounts indicated below represent amounts payable if any, under the SERP for each described scenario.

Voluntary Termination or Involuntary Termination for Cause.  In the case of voluntary termination the lump sum value of payments to each of the named executive officers is presented in the above table. In the event of involuntary termination for cause, as defined, no pension benefits are payable.

Retirement.  In the case of retirement, the lump-sum value of payments to each of the named executive officers is presented in the above table.

Involuntary Termination.  In the case of involuntary termination, the lump-sum value of payments to each of the named executive officers is presented in the above table.

Change in Control of the Company.  In the case of change in control of the company, the lump sum value of payments to each of the named executive officers is presented in the above table.

Other Benefits

In the event of a change in control of the Company, the Company provides the continuation of certain health and welfare benefits with an estimated value of $15,000 for each of the named executive officers. Also, in the event of a change in control, the Company provides reimbursement of up to $25,000 for outplacement counseling and related benefits to each of the named executive officers.

Excise Tax Gross-Up

In the event of a change in control of the Company, the value of the “gross-up” payments to offset any excise tax imposed by Section 4999 of the IRC for each of the named executive officers is presented in the above table.

PROPOSAL 4 — APPROVAL OF THE COMMUNITY HEALTH SYSTEMS, INC. 2009 STOCK OPTION AND AWARD PLAN, AMENDED AND RESTATED AS OF MARCH 18, 2011

The Board of Directors proposes that the stockholders approve our 2009 Stock Option and Award Plan, amended and restated as of March 18, 2011.

The Board amended and restated the plan as of March 18, 2011 to increase the number of shares available for options and awards by 1,200,000. Prior to its amendment and restatement, approximately 1,796,128 shares of our Common Stock were available for issuance under the plan. Accordingly, if this proposal is approved by our stockholders, there would be 2,996,128 shares of our Common Stock available for issuance under the 2009 Stock Option and Award Plan.

The Board of Directors believes that the plan, as amended and restated, is necessary to continue the Company’s effectiveness in attracting, motivating and retaining officers, employees, directors and consultants with appropriate experience, to increase the grantees’ alignment of interest with the stockholders and to ensure the Company’s compliance with the requirements of Section 162(m) of the IRC.

Our Board of Directors adopted the 2009 Stock Option and Award Plan in March 2009, and the stockholders approved it in May 2009, at the Annual Meeting of Stockholders. The plan provides for the grant of incentive stock options intended to qualify under Section 422 of the IRC and for the grant of stock options which do not so qualify, stock appreciation rights, restricted stock, restricted stock units, performance-based share or units, and other share awards. The plan is also designed to comply with the conditions for exemption from the short-swing profit recovery rules under Rule 16b-3 under the Exchange Act.

The remaining shares available for grant under the 2009 Stock Option and Award Plan are far less than what will be needed to make awards in February 2012 to the executives and other employees of the Company, consistent with our compensation philosophy.

The following is a summary of the material terms of the 2009 Stock Option and Award Plan, amended and restated as of March 18, 2011. The summary is qualified in its entirety by reference to the full text of the plan, a copy of which is attached to this Proxy Statement as Annex A.

Purpose

The purpose of the plan is to strengthen the Company and its subsidiaries by providing an incentive to employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company’s and its subsidiaries’ business enterprises.

Administration

The plan is administered by the Compensation Committee. The Compensation Committee has the authority under the plan, among other things, to select the individuals to whom awards will be granted, to determine the type, size, purchase price and other terms and conditions of awards, and to construe and interpret the plan and any awards granted under the plan. Furthermore, with respect to options and awards that are not intended to qualify as performance-based compensation under Section 162(m) of the IRC, the Compensation Committee may generally delegate to one or more officers of the Company the authority to grant options or awards and/or to determine the number of shares subject to each such option or award. All decisions and determinations by the Compensation Committee in the exercise of its power are final, binding and conclusive.

Eligible Individuals

Generally, officers, employees, directors and consultants of the Company or any of our subsidiaries are eligible to participate in the plan. Awards are made to eligible individuals at the discretion of the Compensation Committee and therefore, we cannot determine who will receive a future grant at this time.

Shares Subject to Plan

Prior to the amendment and restatement of the plan in March 2011, 1,796,128 shares of our Common Stock remained available for grants under the plan. The Board of Directors amended and restated the plan as of March 18, 2011 to, among other things, increase the number of shares available for such grants by an additional 1,200,000. Thus, subject to the approval of our stockholders, the plan as amended and restated will have available a total of 2,996,128 shares for future grants.

In no event will an eligible individual in any calendar year receive a grant of options or awards that is in the aggregate in respect of more than 1,000,000 shares. In applying these individual limits, awards granted under the 2000 Stock Option and Award Plan, amended and restated as of March 24, 2009, will be aggregated with the awards granted under this plan. In addition, no more than 30,000 shares may be issued in any calendar year upon the exercise of incentive stock options under the plan. In the event any awards are made in the form of “full-value awards” (including restricted stock, restricted stock units, performance-based shares or units, and other share awards), such awards will reduce the number of shares available under the plan by 1.52 shares for each share awarded.

Shares subject to awards which expire, are canceled, are forfeited, are settled in cash or otherwise terminate for any reason without having been exercised or without payment having been made in respect of the entire award will again be available for issuance under the plan; with regard to shares that are subject to awards of restricted stock, restricted stock units, performance-based shares or units, and other awards that are granted as “full-value awards,” for each share that is cancelled, forfeited, settled in cash or otherwise terminated, 1.52 shares may again be the subject of options or awards under the plan. In the event of any increase or reduction in the number of shares, or any change (including a change in value) in the shares or an exchange of shares for a different number or kind of shares of the Company or another corporation by reason of, among other things, a recapitalization, merger, reorganization, spin-off, split-up, stock dividend or stock split, the Compensation Committee will appropriately adjust the maximum number and class of Common

Stock issuable under the plan, the number of shares of Common Stock or other securities which are subject to outstanding awards, and/or the exercise price applicable to any of such outstanding awards.

Types of Awards Available

Stock Options

The Compensation Committee may grant both non-qualified stock options and incentive stock options within the meaning of Section 422 of the IRC, the terms and conditions of which will be set forth in an option agreement; provided, however, that incentive stock options may only be granted to eligible individuals who are employees of the Company or its subsidiaries. The Compensation Committee has complete discretion in determining the number of shares that are to be subject to options granted under the plan and whether any such options are to be incentive stock options or non-qualified stock options.

The exercise price of any option granted under the plan will be determined by the Compensation Committee. However, the exercise price of any option granted under the plan may not be less than the fair market value of a share of our Common Stock on the date of grant. The fair market value of a share of our Common Stock on any date generally will be the closing sales price of a share of such Common Stock as reported by the New York Stock Exchange on that date.

The duration of any option granted under the plan will be determined by the Compensation Committee. Generally, however, no option may be exercised more than ten (10) years from the date of grant; provided, however, that the Compensation Committee may provide that a stock option may, upon the death of the grantee, be exercised for up to one (1) year following the date of death even if such period extends beyond ten (10) years from the date of grant.

The Compensation Committee also has the discretion to determine the vesting schedule of any options granted under the plan and may accelerate the exercisability of any option (or portion of any option) at any time. In the event of a change in control of the Company (as defined in the plan), each option held by the optionee as of the date of the change in control of the Company will become immediately and fully vested and exercisable. In addition, the option will remain exercisable for a period of six (6) months after a change in control of the Company, but in no event after the expiration of the stated term of the option.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights either alone or in conjunction with a grant of an option. In conjunction with an option, a stock appreciation right may be granted either at the time of grant of the option or at any time thereafter during the term of the option, and will generally cover the same shares covered by the option and be subject to the same terms and conditions as the related option. In addition, a stock appreciation right granted in conjunction with an option may be exercised at such time and only to the extent that the related option is exercisable. Any exercise of stock appreciation rights will result in a corresponding reduction in the number of shares available under the related option. In the event that the related option is exercised instead, a corresponding reduction in the number of shares available under the stock appreciation right will occur.

Upon exercise of a stock appreciation right which was granted in connection with an option, a grantee will generally receive a payment equal to the excess of the fair market value of a share of our Common Stock on the date of the exercise of the right over the per share exercise price under the related option, multiplied by the number of shares with respect to which the stock appreciation right is being exercised.

A stock appreciation right may be granted at any time and, if independent of an option, may be exercised upon such terms and conditions as the Compensation Committee, in its sole discretion, imposes on the stock appreciation right. However, the stock appreciation right may, generally, not have a duration that exceeds ten (10) years; provided, however, that the Compensation Committee may provide that a stock appreciation right may, upon the death of the grantee, be exercised for up to one (1) year following the date of death even if such period extends beyond ten (10) years.

Upon exercise of a stock appreciation right which was granted independently of an option, the optionee will generally receive a payment equal to the excess of the fair market value of a share of our Common Stock on the date of exercise of the right over the fair market value of our Common Stock on the date of grant, multiplied by the number of shares with respect to which the stock appreciation right is being exercised.

Notwithstanding the foregoing, the Compensation Committee may limit the amount payable with respect to a grantee’s stock appreciation right (whether granted in conjunction with an option or not), by including such limit in the agreement evidencing the grant of the stock appreciation right at the time of grant. In addition, in the event of a change in control of the Company, each stock appreciation right held as of the change in control of the Company will become immediately and fully vested and exercisable and remain exercisable for a period of six (6) months after the date of the change in control of the Company, but in no event after the expiration of the stated term of the stock appreciation right.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units may be awarded under the plan, which will be evidenced by a restricted stock or restricted stock unit agreement, as applicable, containing such restrictions, terms and conditions as the Compensation Committee may, in its discretion, determine.

Shares of restricted stock will be issued in the grantee’s name as soon as reasonably practicable after the award is made and after the grantee executes the restricted stock agreement, appropriate blank stock powers and any other agreements or documents which the Compensation Committee requires that the grantee execute as a condition to the issuance of such shares. Generally, restricted shares issued under the plan will be deposited together with the stock powers with an escrow agent (which may be us) designated by the Compensation Committee, and upon delivery of the shares to the escrow agent, the grantee will have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares. The Compensation Committee may also grant restricted stock units, each of which represents a right to one hypothetical share of our Common Stock.

Restrictions on shares and units awarded under the plan will lapse at such time and on such terms and conditions as the Compensation Committee may determine (which may include the occurrence of a change in control of the Company), which restrictions will be set forth in the restricted stock award agreement. The Compensation Committee may impose restrictions on any of the shares of restricted stock that are in addition to the restrictions under applicable federal or state securities laws, and may place a legend on the certificates representing such shares to give appropriate notice of any restrictions.

Upon the lapse of the restrictions on restricted shares or units, the Compensation Committee will cause a stock certificate to be delivered to the grantee with respect to such shares (or in other acceptable form, such as electronic), free of all restrictions under the plan, and, in the case of restricted stock units, such restricted stock units may also be settled in cash at the discretion of the Compensation Committee.

Performance Units and Performance Shares

The Compensation Committee may grant performance units and performance shares subject to the terms and conditions determined by the Compensation Committee in its discretion and set forth in the agreement evidencing the grant.

Performance units represent, upon attaining certain performance goals, a grantee’s right to receive a payment generally equal to (i) the fair market value of a share of our Common Stock determined on the date the performance unit was granted, the date the performance unit became vested or any other date specified by the Compensation Committee or (ii) a percentage (which may be more than 100%) of the amount described in (i) above depending on the level of the performance goal attained. Each agreement evidencing a grant of a performance unit will specify the number of performance units to which it relates, the performance goals which must be satisfied in order for performance units to vest and the performance cycle within which such performance goals must be satisfied.

The Compensation Committee must establish the performance goals to be attained in respect of the performance units, the various percentages of performance unit value to be paid out upon the attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions as the Compensation Committee deems appropriate. Payment in respect of vested performance units will generally be made as soon as practicable after the last day of the performance cycle to which the award relates.

Payments may be made entirely in shares of our Common Stock valued at fair market value, entirely in cash, or in such combination of shares and cash as the Compensation Committee may determine in its discretion. If the Compensation Committee, in its discretion, determines to make the payment entirely or partially in restricted shares, the Compensation Committee must determine the extent to which such payment will be in restricted shares and the terms of such shares at the time the performance unit award is granted.

Performance shares are subject to the same terms as described with respect to restricted stock (described above), except that the Compensation Committee will establish the performance goals to be attained in respect of the performance shares, the various percentages of performance shares to be paid out upon attainment, in whole or in part, of the performance goals and such other performance share terms, conditions and restrictions as the Compensation Committee deems appropriate.

Performance objectives established by the Compensation Committee for performance unit or performance share awards may be expressed in terms of (i) earnings per share, (ii) net revenue, (iii) adjusted EBITDA, (iv) share price, (v) pre-tax profits, (vi) net earnings, (vii) return on equity or assets, (viii) operating income, (ix) EBITDA margin, (x) EBITDA margin improvement, (xi) bad debt expense, (xii) cash receipts, (xiii) uncompensated care expense, (xiv) days in net revenue in net patient accounts receivable, (xv) gross income, (xvi) net income (before or after taxes), (xvii) cash flow, (xviii) gross profit, (xix) gross profit return on investment, (xx) gross margin return on investment, (xxi) gross margin, (xxii) operating margin, (xxiii) working capital, (xxiv) earnings before interest and taxes, (xxv) return on capital, (xxvi) return on invested capital, (xxvii) revenue growth, (xxviii) annual recurring revenues, (xxix) recurring revenues, (xxx) total shareholder return, (xxxi) economic value added, (xxxii) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion, (xxxiii) reduction in operating expenses or (xxxiv) any combination of the foregoing. Performance objectives may be in respect of the performance of the Company or any of our subsidiaries or divisions or any combination thereof. Performance objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Compensation Committee may provide for the manner in which performance will be measured against the performance objectives (or may adjust the performance objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

The agreements evidencing a grant of performance units or performance shares may provide for the treatment of such awards in the event of a change in control of the Company, including provisions for the adjustment of applicable performance objectives.

Other Share-Based Awards

The Compensation Committee may also grant any other share-based award on such terms and conditions as the Compensation Committee may determine in its sole discretion. The Compensation Committee may award shares to participants as additional compensation for service to the Company or any of its subsidiaries or in lieu of cash or other compensation to which participants have become entitled.

Transferability of Options and Awards

Options and unvested awards, if any, are generally not transferable except by will or under the laws of descent and distribution, and all rights with respect to such options and awards are generally exercisable only by the optionee or grantee during his or her lifetime, except that the Compensation Committee may provide that, in respect of any non-qualified stock option granted to an optionee, the option may be transferred to his or her spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. In addition, the Compensation Committee may permit the non-qualified stock option to be transferred to trusts solely for the benefit of the optionee’s family members and to partnerships in which the family members and/or trusts are the only partners.

A non-qualified stock option or a stock appreciation right may also be transferred pursuant to a domestic relations order. A stock appreciation right granted in conjunction with an option will not be transferable except to the extent that the related option is transferable.

Certain Transactions

In the event of a liquidation, dissolution, merger or consolidation of the Company, the plan and the options and awards issued under the plan will continue in accordance with the respective terms and any terms set forth in an agreement evidencing the option or award. Notwithstanding the foregoing, following any such transaction, options and awards will be treated as provided in the agreement entered into in connection with the transaction. If not so provided in that agreement, following any such transaction, the optionee or grantee will be entitled to receive in respect of each share of our Common Stock subject to his or her option or award, upon the exercise of any such option or upon the payment or transfer related to any such award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a share of Common Stock of the Company was entitled to receive in the transaction in respect of such share. The stock, securities, cash, property, or other consideration will remain subject to all of the conditions, restrictions and performance criteria which were applicable to the option or award prior to the transaction.

Amendment or Termination

The plan will terminate on March 17, 2021, which is the day preceding the tenth anniversary of the Board of Director’s approval of the plan, and no option or award may be granted after such date. In addition, our Board of Directors may sooner terminate the plan and may amend, modify or suspend the plan at any time or from time to time. However, no amendment, suspension or termination may impair or adversely alter the rights of an optionee or grantee with respect to options or awards granted prior to such action, or deprive an optionee or grantee of any shares which may have been acquired under the plan, unless his or her written consent is obtained. To the extent necessary under any applicable law, regulation or exchange requirement, no amendment will be effective unless approved by our stockholders in accordance with such applicable law, regulation or exchange requirement. In addition, no option or stock appreciation right will be repriced without stockholder approval.

No modification of an agreement evidencing an option or award may adversely alter or impair any rights or obligations under the option or award unless the consent of the optionee or grantee is obtained.

No Additional Rights

An optionee does not have any rights as a stockholder of the Company with respect to any shares of our Common Stock issuable upon exercise of an option generally until the Company issues and delivers shares (whether or not certificated) to the optionee, a securities broker acting on behalf of the optionee or other nominee of the optionee.

Federal Income Tax Consequences of Options

The following discussion is a general summary of the principal United States federal income tax consequences under current federal income tax laws relating to stock options granted under the plan. This information is not a definitive explanation of the tax consequences of such awards nor is this summary intended to be exhaustive as it, among other things, does not describe state, local or foreign income tax and other tax consequences.

Generally

An optionee will not recognize any taxable income upon the grant of a non-qualified option, and the Company will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a non-qualified option, the excess of the fair market value of the Company’s Common Stock on the date of exercise over the exercise price will be taxable as ordinary income to the optionee. The Company will generally be entitled to a federal income tax deduction in the amount that the optionee includes in his or her gross income upon exercise and at the same time as he or she recognizes such income, subject to any deduction limitation under Section 162(m) or 280G of the IRC (each of which is discussed below). The optionee’s tax basis for the Common Stock received pursuant to such exercise will equal the sum of the compensation income recognized by the optionee and the exercise price he or she paid. The holding period with respect to such Common Stock will commence upon exercise of the option. The optionee’s subsequent disposition of shares acquired upon the exercise of a non-qualified option will ordinarily result in capital gain or loss, which may be long-term or short-term, depending on how long he or she holds the shares.

Subject to the discussion below, the optionee will not recognize taxable income at the time of grant or exercise of an incentive stock option, and the Company will not be entitled to a tax deduction with respect to such grant or exercise. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the optionee.

Generally, if the optionee holds the shares acquired upon the exercise of an incentive stock option for at least one (1) year after the date of exercise and for at least two (2) years after the date of grant of the incentive stock option, upon his or her disposition of the shares, the difference, if any, between the sales price of the shares and the exercise price will be treated as long-term capital gain or loss to the optionee. Generally, upon a sale or other disposition of shares acquired upon the exercise of an incentive stock option within one (1) year after the date of exercise or within two (2) years after the date of grant of the incentive stock option (any such disposition being referred to as a “disqualifying disposition”), any excess of the fair market value of the shares at the time of exercise of the option over the exercise price of such option will constitute ordinary income to the optionee. Subject to any deduction limitation under Section 162(m) or 280G of the IRC, the Company will be entitled to a deduction equal to the amount of such ordinary income included in the optionee’s gross income. Any excess of the amount realized by the optionee on the disqualifying disposition over the fair market value of the shares on the date of exercise will generally be capital gain and will not be deductible by us. If the sale proceeds from a disqualifying disposition are less then the fair market value of the shares on the date of exercise, the amount of the optionee’s ordinary income will be limited to the gain (if any) realized on the sale.

If the option is exercised through the use of shares of our Common Stock previously owned by the optionee, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized by the optionee with respect to the use of such shares upon exercise of the option. The basis and the holding period of such shares (for purposes of determining capital gain) will carry over to a like number of shares acquired upon exercise of the option. In the case of any non-qualified stock option, ordinary income (treated as compensation) will be recognized by the optionee on the additional shares of Common Stock acquired upon exercise of the option and will be equal to the fair market value of such shares on the date of exercise less any additional cash paid. Special rules apply in computing the amount and character of the optionee’s income (or loss) (i) in connection with the exercise of an incentive stock option where the exercise price is paid by the optionee’s delivery of previously owned shares and (ii) in connection with the exercise of a non-qualified stock option if the previously owned shares of Common Stock were acquired by the optionee on the exercise of an incentive stock option and the holding period requirement for these shares is not satisfied at the time they are used to pay the exercise price of the option.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the IRC generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer or any of the three other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year (other than the Chief Financial Officer) (collectively, the “covered employees”). However, Section 162(m) provides that compensation constituting “qualified performance-based compensation” is not taken into account in determining whether the $1 million threshold is exceeded. Grants of options, stock appreciation rights and performance awards made under the plan can be made in a manner so as to qualify as “qualified performance-based compensation” for purposes of Section 162(m).

Section 280G of the Internal Revenue Code

Under certain circumstances, the accelerated vesting or exercise of options or other share awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the IRC. To the extent that any such event is considered to have occurred under the plan, the optionee would be subject to a 20% excise tax, and we would lose the ability to deduct the excess parachute payment. Under the Amended and Restated Change in Control Severance Agreements entered into on December 31, 2008, between us, Community Health Systems Professional Services Corporation (the employer of each of our officers), and each of our officers, under certain circumstances the excise tax will be grossed-up and paid by us.

Grants and Awards under the 2009 Stock Options and Award Plan

While the 2009 Stock Option and Award Plan has been in effect since 2009, the Company has not granted any awards under the plan since its inception as of December 31, 2010.

New Plan Benefits

The terms and number of options or other awards to be granted in the future under the 2009 Stock Option and Award Plan are to be determined at the discretion of the Compensation Committee. Since no such determinations regarding awards or grants had been made as of December 31, 2010, the benefits or amounts that would be received by or allocated to the Company’s executive officers, their eligible employees or non-management directors could not be determined at that time.

Equity Compensation Plan Information

The following table includes information with respect to our equity compensation plans (and any individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees) as of December 31, 2010:

	Number of securities to	Weighted-average
	be issued upon	exercise	Available for future issuance under
	exercise	price of	equity compensation plans
	of outstanding	outstanding	(excluding securities
	options,	options,	reflected
	warrants and rights(1)	warrants and rights	in column(1))(2)

Equity Compensation plans approved by security holders	7,834,332	$32.08	4,766,046
Equity compensation plans not approved by security holders	—	—	—

Total	7,834,332	$32.08	4,766,046

(1)	Represents shares of our common stock that is outstanding in the 2000 Stock Option and award Plan as of December 31, 2010. As of December 31, 2010 there were no outstanding shares in the 2009 Stock Option and Award Plan.

(2)	Represents shares of our Common Stock that may be issued pursuant to non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance units, performance-based shares, phantom stock awards and other share awards under the 2000 Stock Option and Award Plan of 1,266,046 shares and under the 2009 Stock Option and Awards Plan of 3,500,000 shares. The number of shares shown does not include activity subsequent to December 31, 2010 or the shares that are the subject of Proposal 4 being submitted to stockholders at this Meeting. The number of shares available for future issuance under equity compensation plans following the grants of February 23, 2011 was 1,796,128. Awards granted in the form of restricted stock (including restricted stock units), performance awards (including shares issued in respect to performance awards) and other awards that are granted in the 2009 Stock Option and Award Plan as “full-value awards” shall reduce the number of shares that may be the subject to Options and Awards under the plan by 1.52 shares for each share subject to an award.

Required Vote

The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting is necessary for the approval of the 2009 Stock Option and Award Plan, amended and restated as of March 18, 2011. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect on such matter since these votes will not be considered present and entitled to vote for this purpose.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMMUNITY HEALTH SYSTEMS, INC. 2009 STOCK OPTION AND AWARD PLAN, AMENDED AND RESTATED AS OF MARCH 18, 2011.

PROPOSAL 5 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors proposes that the stockholders ratify the appointment by the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. A representative of Deloitte & Touche LLP will be present at the Meeting and will be available to respond to appropriate questions submitted by stockholders at the Meeting. Deloitte & Touche LLP will have the opportunity to make a statement if it desires to do so.

Fees Paid to Auditors

The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche LLP:

	2010	2009
	(In thousands)

Audit Fees(a)	$4,896	$5,327
Audit-Related Fees(b)	570	584
Tax Fees(c)	868	816

Total	$6,334	$6,727

(a)	Audit Fees: Fees for audit services billed in 2010 and 2009 consisted of:

•	audit of the Company’s annual consolidated financial statements (amounts include an attestation report on management’s assessment of internal control over financial reporting);

•	reviews of the Company’s quarterly consolidated financial statements;

•	statutory and regulatory audits; and

•	consents and other services related to SEC matters.

(b) Audit-Related Fees: Fees for audit-related services billed in 2010 and 2009 consisted of:

•	due diligence associated with acquisitions;

•	financial accounting and reporting consultations;

•	employee benefit plan audits; and

•	agreed-upon procedures engagements.

(c)	Tax Fees: Fees for tax services billed in 2010 and 2009 consisted of:

•	fees for tax compliance services totaled $224,934 and $262,276 in 2010 and 2009, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

(i) federal, state and local income tax return assistance;

(ii) sales and use, property and other tax return assistance; and

(iii) assistance with tax audits and appeals.

•	fees for tax planning and advice services totaled $643,342 in 2010 and $553,256 in 2009. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result.

In considering the nature of the services provided by the independent registered public accounting firm, the Audit and Compliance Committee determined that such services were compatible with the provision of independent audit services. The Audit and Compliance Committee discussed these services with the independent registered public accounting firm and Company management to determine that they were permitted under the rules and regulations concerning auditor independence, promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the rules and regulations of the American Institute of Certified Public Accountants.

Pre-Approval of Audit and Non-Audit Services

On December 10, 2002, the Board of Directors delegated to the Audit and Compliance Committee the sole authority to engage and discharge the Company’s independent registered public accounting firm, to oversee the conduct of the audit of the Company’s consolidated financial statements, and to approve the provision of all auditing and non-audit services. The Audit and Compliance Committee requires pre-approval of any non-audit services to be performed by our independent registered public accounting firm. All audit and non-audit services performed by the independent registered public accounting firm during 2010 were pre-approved by the Audit and Compliance Committee prior to the commencement of such services. The Company’s policy does not permit the retroactive approval for “de minimus non-audit services.”

Required Vote

Approval by the stockholders of the appointment of our independent registered public accounting firm is not required, but the Board believes that it is desirable to submit this matter to the stockholders. If holders of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting do not approve the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, the selection of our independent registered public accounting firm will be reconsidered by the Audit and Compliance Committee. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect on such matter since these votes will not be considered present and entitled to vote for this purpose.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such reviews and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

H. Mitchell Watson, Jr., Chair
John A. Clerico
Julia B. North

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of the Board of Directors of the Company is composed of three directors, each of whom is “independent” as defined by the listing standards of the NYSE and Section 10A-3 of the Exchange Act. All of our Audit and Compliance Committee members meet the Securities and Exchange Commission definition of “financial committee audit expert.” The Audit and Compliance Committee operates under a written charter adopted by the Board of Directors, which is posted on our corporate website (www.chs.net) and which is reviewed by the Committee annually, in conjunction with the Committee’s annual self-evaluation. The Company’s management is responsible for its internal controls and the financial reporting process. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue its reports thereon. The Audit and Compliance Committee is responsible for, among other things, monitoring and overseeing these processes, and recommending to the Board of Directors: (i) the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K; and (ii) the selection of the independent registered public accounting firm to audit the consolidated financial statements of the Company.

In keeping with that responsibility, the Audit and Compliance Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with the independent registered public accounting firm, reviewed internal controls and accounting procedures and provided oversight review of the Company’s corporate compliance program. In addition, the Audit and Compliance Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114, “The Auditors Communication with Those Charged with Governance.”

The Audit and Compliance Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit and Compliance Committee met with the internal auditors and the independent registered public accounting firm with and without management present to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit and Compliance Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit and Compliance Committee has discussed with the independent registered public accounting firm its independence and also has reviewed the amount of fees paid to the independent registered accounting firm for audit and non-audit services.

Based on the Audit and Compliance Committee’s discussions with management and the independent registered public accounting firm and the Audit and Compliance Committee’s review of the representations of management and the materials it received from the independent registered public accounting firm as described above, the Audit and Compliance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

This report is respectfully submitted by the Audit and Compliance Committee of the Board of Directors.

The Audit and Compliance Committee

John A. Clerico, Chair
James S. Ely III
John A. Fry

MISCELLANEOUS

As of the date of this Proxy Statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

By Order of the Board of Directors,

Rachel A. Seifert
Executive Vice President, Secretary and General Counsel

Franklin, Tennessee
April 8, 2011

Annex A

Community Health Systems, Inc.

2009 STOCK OPTION AND AWARD PLAN
(As Adopted March 24, 2009 and Amended and Restated March 18, 2011)

1.  Purpose.

The purpose of this Plan is to strengthen Community Health Systems, Inc., a Delaware corporation (the “Company”), and its Subsidiaries by providing an incentive to its and their employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company’s and its Subsidiaries’ business enterprises. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Performance Units, Performance Shares, Share Awards, Restricted Stock and Restricted Stock Units (as each term is herein defined).

2.  Definitions.

For purposes of the Plan:

2.1 “2000 Stock Option and Award Plan” means the Community Health Systems, Inc. 2000 Stock Option and Award Plan, as amended and restated March 24, 2009.

2.2 “Affiliate” means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

2.3 “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

2.4 “Award” means a grant of Restricted Stock, Restricted Stock Units, a Stock Appreciation Right, a Performance Award, a Share Award or any or all of them.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means, except as otherwise set forth herein,

(a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Cause”, the term “Cause” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

(b) in all other cases, (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); provided, however, that following a Change in Control clause (i) of this Section 2.6(b) shall not constitute “Cause.”

2.7 “Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.8 A “Change in Control” shall mean the occurrence of any of the following, unless otherwise determined by the Committee in the applicable Agreement or other written agreement approved by the Committee:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2.7(a), Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b) The individuals who, as of March 24, 2009, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as hereinafter defined) which results in a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of the actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where:

(A) the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-

Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

If an Eligible Individual’s employment is terminated by the Company without Cause prior to the date of a Change in Control but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan provided a Change in Control shall actually have occurred.

2.9  “Code” means the Internal Revenue Code of 1986, as amended.

2.10 “Committee” means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

2.11 “Company” means Community Health Systems, Inc.

2.12 “Director” means a director of the Company.

2.13 “Disability” means:

(a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Disability”, the term “Disability” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect;

(b) in the case of an Optionee or Grantee to whom Section 2.12(a) does not apply and who participates in the Company’s long-term disability plan, if any, the term “Disability” as used in such plan; or

(c) in all other cases, a physical or mental infirmity which impairs the Optionee’s or Grantee’s ability to perform substantially all his or her duties for a period of ninety-one (91) consecutive days.

2.14 “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.15 “Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

2.16 “Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any director, officer or employee of the Company or a Subsidiary, (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment, or (c) any consultant or advisor of the Company or a Subsidiary.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” on any date means the closing sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the closing sales prices of the Shares as reported by The Nasdaq Stock Market at the close of the primary trading session on such dates and, in either case, if the Shares were not traded on such date, on the next preceding day on which the Shares were traded. In the event that Fair Market Value cannot be determined in a manner described above, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

2.19 “Grantee” means a person to whom an Award has been granted under the Plan.

2.20 “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.21 “Non-employee Director” means a director of the Company who is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.22 “Non-qualified Stock Option” means an Option which is not an Incentive Stock Option.

2.23 “Option” means a Non-qualified Stock Option, an Incentive Stock Option or either or both of them.

2.24 “Optionee” means a person to whom an Option has been granted under the Plan.

2.25 “Outside Director” means a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.26 “Parent” means any corporation which is a parent corporation within the meaning of Section 424(e) of the Code with respect to the Company.

2.27 “Performance Awards” means Performance Units, Performance Shares or either or both of them.

2.28 “Performance-Based Compensation” means any Option or Award that is intended to constitute “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

2.29 “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

2.30 “Performance Objectives” has the meaning set forth in Section 9.

2.31 “Performance Shares” means Shares issued or transferred to an Eligible Individual under Section 9.

2.32 “Performance Units” means performance units granted to an Eligible Individual under Section 9.

2.33 “Plan” means Community Health Systems, Inc. 2009 Stock Option and Award Plan, as amended and restated from time to time.

2.34 “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 8.1.

2.35 “Restricted Stock Unit” means rights granted to an Eligible Individual under Section 8.2 representing a number of hypothetical Shares.

2.36 “Share Award” means an Award of Shares granted pursuant to Section 10.

2.37 “Shares” means shares of the Common Stock of the Company, par value $.01 per share, and any other securities into which such shares are changed or for which such shares are exchanged.

2.38 “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 7 hereof.

2.39 “Subsidiary” means (i) except as provided in subsection (ii) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (ii) in relation to the eligibility to receive Options or Awards other than Incentive Stock Options and continued employment for purposes of Options and Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests.

2.40 “Successor Corporation” means a corporation, or a Parent or Subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

2.41 “Ten-Percent Stockholder” means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.

3.  Administration.

3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. If the Committee consists of more than one (1) member, a quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least one (1) Director and may consist of the entire Board; provided, however, that (A) with respect to any Option or Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors each of whom shall be a Non-employee Director and (B) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors, each of whom shall be an Outside Director. For purposes of the preceding sentence, if any member of the Committee is neither a Non-employee Director nor an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons.

3.2 No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted, prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

(b) select those Eligible Individuals to whom Awards shall be granted under the Plan, determine the number of Shares in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

(c) construe and interpret the Plan and the Options and Awards granted hereunder, establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

(d) determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(e) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(f) generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

3.4 The Committee may delegate to one or more officers of the Company the authority to grant Options or Awards to Eligible Individuals (other than to himself or herself) and/or determine the number of Shares subject to each Option or Award (by resolution that specifies the total number of Shares subject to the Options or Awards that may be awarded by the officer and the terms of any such Options or Awards, including the exercise price), provided that such delegation is made in accordance with the Delaware General Corporation Law and with respect to Options and Awards that are not intended to qualify as Performance-Based Compensation and that are not made to executive officers of the Company covered by Rule 16b-3 under the Exchange Act.

4.  Stock Subject to the Plan; Grant Limitations.

4.1 The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 4,700,000 (increased from 3,500,000 in original Plan); provided, however, that, (i) when aggregated with Options and Awards granted under the 2000 Stock Option and Award Plan in any calendar year, no Eligible Individual may be granted Options or Awards in the aggregate in respect of more than 1,000,000 Shares, and (ii) in no event shall more than an aggregate of 30,000 Shares be issued upon the exercise of Incentive Stock Options granted under the Plan. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board.

4.2 Upon the granting of an Option or an Award, the number of Shares available under Section 4.1 for the granting of further Options and Awards shall be reduced as follows:

(a) In connection with the granting of an Option or an Award, the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated.

(b) Stock Appreciation Rights to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of Exercise Gain Shares issued upon settlement of the Stock Appreciation Right.

(c) Notwithstanding the foregoing, Awards granted in the form of Restricted Stock (including Restricted Stock Units), Performance Awards (including Shares issued in respect to Performance Awards), and other Awards that are granted as “full-value awards” shall reduce the number of shares that may be the subject to Options and Awards under the Plan by 1.52 Shares for each Share subject to such an Award.

4.3 Except as provided in Section 19.3 below, whenever any outstanding Option or Award or portion thereof expires, is canceled, is forfeited, is settled in cash or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, forfeited, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder. With regard to Awards referred to in Section 4.2(c), for each Share subject to an Award that is cancelled, forfeited, settled in cash or other otherwise terminated as provided in the foregoing sentence, 1.52 Shares may again be the subject of Options or Awards under the Plan.

5.  Option Grants for Eligible Individuals.

5.1 Authority of Committee.  Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.

5.2 Exercise Price.  The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price per Share under each Non-qualified Stock Option and each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

5.3 Maximum Duration.  Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Non-qualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, however, that unless the Committee provides otherwise, an Option (other than an Incentive Stock Option) may, upon the death of the Optionee prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Optionee’s death even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

5.4 Vesting.  Subject to Section 5.10, each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5 Deferred Delivery of Option Shares.  The Committee may, in its discretion, permit Optionees to elect to defer the issuance of Shares upon the exercise of one or more Non-qualified Stock Options granted pursuant to the Plan. The terms and conditions of such deferral shall be determined at the time of the grant of the Option or thereafter and shall be set forth in the Agreement evidencing the Option.

5.6 Limitations on Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.6) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Non-qualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Non-qualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Non-qualified Stock Options.

5.7 Non-Transferability.  No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option), at the time of grant or thereafter, that the Option may be transferred to members of the Optionee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee. For this purpose, immediate family means the Optionee’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

5.8 Method of Exercise.  The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted; provided, however, that Options may not be exercised by an Optionee following a hardship distribution to the Optionee to the extent such exercise is prohibited under the Community Health Systems, Inc. 401(k) Plan or Treasury Regulation § 1.401(k)-1(d)(2)(iv)(B)(4). The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid in either of the following forms (or any combination thereof): (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares owned by the Optionee prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) a combination of cash and the transfer of Shares; provided, however, that the Committee may determine that the exercise price shall be paid only in cash. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

5.9 Rights of Optionees.  No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

5.10 Effect of Change in Control.  In the event of a Change in Control, each Option held by the Optionee as of the date of the Change in Control shall become immediately and fully exercisable and shall, notwithstanding any shorter period set forth in the Agreement evidencing the Option, remain exercisable for a period ending not before the earlier of (x) the six (6) month anniversary of the Change in Control or (y) the expiration of the stated term of the Option. In addition, the Agreement evidencing the grant of an Option may provide for any other treatment of the Option in the event of a Change in Control.

6.	[intentionally omitted].

7.  Stock Appreciation Rights.

The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

7.1 Time of Grant.  A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

7.2 Stock Appreciation Right Related to an Option.

(a) Exercise.  A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the related Incentive Stock Option Agreement. In no event shall a Stock Appreciation Right related to an Option have a term of greater than ten (10) years; provided, however, that the Committee may provide that a Stock Appreciation Right may, upon the death of the Grantee, be exercised for up to one (1) year following the date of the Grantee’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted.

(b) Amount Payable.  Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise.  Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

7.3 Stock Appreciation Right Unrelated to an Option.  The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 7.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that the Committee may provide that a Stock Appreciation Right may, upon the death of the Grantee, be exercised for up to one (1) year following the date of the Grantee’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

7.4 Non-Transferability.  No Stock Appreciation Right shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

7.5 Method of Exercise.  Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

7.6 Form of Payment.  Payment of the amount determined under Sections 7.2(b) or 7.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

7.7 Effect of Change in Control.  In the event of a Change in Control, each Stock Appreciation Right held by the Grantee shall become immediately and fully exercisable and shall, notwithstanding any shorter period set forth in the Agreement evidencing the Stock Appreciation Right, remain exercisable for a period ending not before the earlier of (x) the six (6) month anniversary of the Change in Control or (y) the expiration of the stated term of the Stock Appreciation Right. In addition, the Agreement evidencing the grant of a Stock Appreciation Right unrelated to an Option may provide for any other treatment of such Stock Appreciation Right in the event of a Change in Control.

8.  Restricted Stock and Restricted Stock Units.

8.1 Restricted Stock.  The Committee may grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.1.

(a) Rights of Grantee.  Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, or any documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b) Non-Transferability.  Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8.1(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(c) Lapse of Restrictions.

(1) Generally.  Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

(2) Effect of Change in Control.  The Committee may determine at the time of the grant of an Award of Restricted Stock the extent to which the restrictions upon Shares of Restricted Stock shall lapse upon a Change in Control. The Agreement evidencing the Award shall set forth any such provisions.

(d) Treatment of Dividends.  At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted

Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

(e) Delivery of Shares.  Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

8.2 Restricted Stock Units.  The Committee may grant to Eligible Individuals Awards of Restricted Stock Units, which shall be evidenced by an Agreement. Each such Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 8.2.

(a) Payment of Awards.  Each Restricted Stock Unit shall represent the right of a Grantee to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Restricted Stock Unit was granted. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Committee may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Grantee has become entitled.

(b) Effect of Change in Control.  The effect of a Change in Control on an Award of Restricted Stock Units shall be set forth in the applicable Agreement.

9.  Performance Awards.

9.1 Performance Units.  The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Contingent upon the attainment of specified Performance Objectives within the Performance Cycle, Performance Units represent the right to receive payment as provided in Section 9.1(b) of (i) the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee or (ii) a percentage (which may be more than 100%) of the amount described in clause (i) depending on the level of Performance Objective attainment; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(a) Vesting and Forfeiture.  Subject to Sections 9.3(c) and 9.4, a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

(b) Payment of Awards.  Subject to Section 9.3(c), payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment, provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

9.2 Performance Shares.  The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

(a) Rights of Grantee.  The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b) Non-Transferability.  Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Section 9.2(c) or 9.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

(c) Lapse of Restrictions.  Subject to Sections 9.3(c) and 9.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

(d) Treatment of Dividends.  At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

(e) Delivery of Shares.  Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

9.3 Performance Objectives.

(a) Establishment.  Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per Share, (ii) net revenue, (iii) adjusted EBITDA (iv) Share price, (v) pre-tax profits, (vi) net earnings, (vii) return on equity or assets, (viii) operating income, (ix) EBITDA margin, (x) EBITDA margin improvement, (xi) bad debt expense, (xii) cash receipts, (xiii) uncompensated care expense, (xiv) days in net revenue in net patient accounts receivable, (xv) gross income, (xvi) net income (before or after taxes), (xvii) cash flow; (xviii) gross profit, (xix) gross profit return on investment, (xx) gross margin return on investment, (xxi) gross margin; (xxii) operating margin, (xxiii) working capital, (xxiv) earnings before interest and taxes, (xxv) return on capital, (xxvi) return on invested capital, (xxvii) revenue growth, (xxviii) annual recurring revenues, (xxix) recurring revenues, (xxx) total shareholder return, (xxxi) economic value added, (xxxii) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion, (xxxiii) reduction in operating expenses, or (xxxiv) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

(b) Effect of Certain Events.  At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

(c) Determination of Performance.  Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance Based Compensation.

9.4 Effect of Change in Control.  The Agreements evidencing Performance Shares and Performance Units may provide for the treatment of such Awards (or portions thereof) in the event of a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.

9.5 Non-Transferability.  Until the vesting of Performance Units or the lapsing of any restrictions on Performance Shares, as the case may be, such Performance Units or Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

10. Share Awards.  The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

11.  Effect of a Termination of Employment.

The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.

12.  Adjustment Upon Changes in Capitalization.

(a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable, and (iii) the Performance Objectives.

(b) Any such adjustment in the Shares or other stock or securities (a) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 422 and 424 of the Code or (b) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation. In addition, (a) no adjustment to any Option or Award that is not subject to Section 409A of the Code shall be made in a manner that would subject the Option or Award to Section 409A of the Code and (b) any adjustment to an Option or Award that is subject to Section 409A of the Code shall be made only in a manner and to the extent permitted by Section 409A of the Code.

(c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

13.  Effect of Certain Transactions.

Subject to Sections 5.10, 7.7, 8.2(b) and 9.4 or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. For the avoidance of doubt, the Committee may, without the consent of any Optionee or Grantee, provide for the cancellation of outstanding Awards in connection with a Transaction in exchange for the payment in cash or property equal in value to the Fair Market Value of the Shares underlying such Awards, less, in the case of Options, the aggregate exercise price thereof; provided that Options with an aggregate exercise price that is equal to or in excess of the aggregate Fair Market Value of the Shares underlying such Options may be cancelled in connection with such Transaction without any consideration being paid in respect thereof. The treatment of any Option or Award as provided in this Section 13 shall be conclusively presumed to be appropriate for purposes of Section 12.

14.  Interpretation.

Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

(a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation.

(c) To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) of the Code, that Plan provision shall cease to apply.

15. Termination and Amendment of the Plan or Modification of Options and Awards.

15.1 Plan Amendment or Termination.  The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the written consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

(b) to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

15.2 Modification of Options and Awards.  No modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the written consent of the Optionee or Grantee, as the case may be.

15.3 No Repricing of Options or Stock Appreciation Rights.  The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s stockholders shall have approved such adjustment or amendment.

16.  Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17.  Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

18. Regulations and Other Approvals; Governing Law.

18.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

18.2 The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

18.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

18.4 Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

18.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

18.6 Compliance With Section 409A.  All Options and Awards granted under the plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Option or Award granted hereunder in any manner, or take any other action, that it determines, in its sole discretion, is necessary, appropriate or advisable to cause the Plan or any Option or Award granted hereunder to comply with Section 409A and any guidance issued thereunder. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.

19.  Miscellaneous.

19.1 Multiple Agreements.  The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

19.2 Beneficiary Designation.  Each Participant may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise any rights of the Participant under any Option or Award granted under the Plan in the event of the Participant’s death before he or she receives any or all of such benefit or exercises such Option. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death and rights to be exercised following the Participant’s death shall be paid to or exercised by the Participant’s estate.

19.3 Withholding of Taxes.

(a) At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee may provide in an Agreement evidencing an Option or Award at the time of grant or thereafter that the Optionee or Grantee, in satisfaction of the obligation to pay Withholding Taxes to the Company, may elect to have withheld a portion of the Shares issuable to him or her pursuant to the Option or Award having an aggregate Fair Market Value equal to the Withholding Taxes. In the event Shares are withheld by the Company to satisfy any obligation to pay Withholding Taxes, such Shares shall be retired and cancelled and shall not thereafter be available to grant an Option or Award with respect thereto.

(b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

19.4 Effective Date.  The effective date of this Plan shall be March 18, 2011, subject only to the approval by the holders of a majority of the securities of the Company entitled to vote thereon, in accordance with the applicable laws, within twelve (12) months of the adoption of the Plan by the Board.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY COMMUNITY HEALTH SYSTEMS, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 17, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
     The undersigned hereby appoints Wayne T. Smith and Rachel A. Seifert, and each and any of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of Community Health Systems, Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders to be held at The St. Regis Hotel, located at 5th Avenue at 55th Street, New York, New York 10022 on Tuesday, May 17, 2011, at 8:00 a.m., local time, and at any adjournments or postponements thereof (the “Meeting”).

Please be sure to date and sign this proxy card in the appropriate boxes.	Date

Sign above	Co-holder (if any) sign above

1.	Election of Directors:

			For	Against	Abstain
(1) W. Larry Cash			☐	☐	☐

(2) James S. Ely III			☐	☐	☐

(3) John A. Fry			☐	☐	☐

(4) William Norris Jennings, M.D.			☐	☐	☐

(5) H. Mitchell Watson, Jr.			☐	☐	☐

			For	Against	Abstain
2.	The approval of the compensation of the Company’s named executive officers.		☐	☐	☐

3.	The approval of an advisory (non-binding) proposal on the frequency of advisory stockholder votes on named executive officer compensation.	One Year ☐	Two Years ☐	Three Years ☐	Abstain ☐
			For	Against	Abstain
4.	The approval of the 2009 Stock Option and Award Plan, as amended and restated March 18, 2011.		☐	☐	☐

5.	Proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.		For ☐	Against ☐	Abstain ☐

6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Detach above card, sign, date and mail in postage paid envelope provided.
COMMUNITY HEALTH SYSTEMS, INC.

PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1 ,2, 4 AND 5 AND “ONE YEAR” FOR PROPOSAL 3.
     This Proxy will be voted as specified by the undersigned. In the absence of any specification, a signed Proxy will be voted (A) FOR the election of the five (5) named nominees for director and FOR proposals 2, 4, and 5, and (B) ONE YEAR for proposal 3 as described in the accompanying Proxy Statement. This Proxy revokes any prior Proxy given by the undersigned. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 8, 2011, describing more fully the proposals set forth herein.
     Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the Proxy signed by an officer of the corporation, indicating his/her title. If the stockholder is a partnership, the full partnership name should be inserted and the Proxy signed by an authorized person of the partnership, indicating his/her title. If the stockholder is a limited liability company, the full limited liability company name should be inserted and the Proxy signed by an authorized person of the limited liability company, indicating his/her title.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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